UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☐  Preliminary Proxy Statement

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☒  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

SARA LEE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 22, 2005

Dear Sara Lee Stockholder:

It is my pleasure to invite you to Sara Lee Corporation’s 2005 Annual Meeting of Stockholders. This year’s meeting will be held on Thursday, October 27, 2005 at 11:00 a.m. (CDT), in the Hilton Houston Post Oak, 2001 Post Oak Boulevard, Houston, Texas. Holding this year’s meeting in Houston provides an opportunity for stockholders located in the southwestern and south central states to more conveniently attend the meeting.

At the meeting, we will focus on the business items listed in the notice of the meeting, which follows on the next page. Enclosed with this proxy statement are your proxy card, a postage-paid envelope to return your proxy card and Sara Lee’s 2005 annual report to stockholders.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet, or you may sign, date and mail the enclosed proxy card in the envelope provided. Instructions regarding all three methods of voting are contained on the proxy card.

We look forward to meeting with you in Houston.

Sincerely,

C. Steven McMillan

Chairman of the Board

NOTICE OF THE 2005

ANNUAL MEETING OF STOCKHOLDERS

The 2005 Annual Meeting of Stockholders of Sara Lee Corporation will be held on Thursday, October 27, 2005, at 11:00 a.m. (CDT), in the Hilton Houston Post Oak, 2001 Post Oak Boulevard, Houston, Texas for the following purposes:

1.	to elect 11 directors;

2.	to vote on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for the 2006 fiscal year;

3.	to vote on the approval of the Sara Lee Corporation 2005 International Employee Stock Purchase Plan;

4.	to vote on three stockholder proposals; and

5.	to transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on September 1, 2005 are entitled to notice of and to vote at the Annual Meeting.

Whether or not you plan to attend the meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials, or by signing, dating and mailing the enclosed proxy card in the envelope provided.

By Order of the Board of Directors

Roderick A. Palmore
Executive Vice President, General Counsel and Secretary

September 22, 2005

ADMISSION TO THE 2005 ANNUAL MEETING

An admission ticket (or other proof of stock ownership) and some form of government issued photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual Meeting. Only stockholders who own Sara Lee common stock as of the close of business on September 1, 2005, will be entitled to attend the meeting. Your admission ticket will serve as verification of your ownership.

•	If your Sara Lee shares are registered in your name and you received your proxy materials by mail, an admission ticket is attached to your proxy card.

•	If your Sara Lee shares are registered in your name and you received your proxy materials electronically over the Internet, click the appropriate box on the electronic proxy card or follow the telephone instructions when prompted and an admission ticket will be held for you at the registration desk at the Annual Meeting.

•	If your Sara Lee shares are held in a bank or broker account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the Annual Meeting if you bring a recent bank or brokerage statement showing that you owned Sara Lee common stock on September 1, 2005.

No cameras, recording devices or large packages will be permitted in the meeting room.

INFORMATION ABOUT SARA LEE CORPORATION

Sara Lee is a global manufacturer and marketer of high-quality, brand name products for consumers throughout the world. The address of our principal executive office is 70 W. Madison Street, Chicago, Illinois 60602-4260. Our telephone number is (312) 726-2600 and our corporate Web site is located at www.saralee.com. Information contained on our Web site does not constitute part of this proxy statement.

INFORMATION ABOUT THE ANNUAL MEETING

Information About Attending the Annual Meeting

Our Annual Meeting will be held on Thursday, October 27, 2005, at 11:00 a.m. (CDT), in the Hilton Houston Post Oak, 2001 Post Oak Boulevard, Houston, Texas. The telephone number of the Hilton Houston Post Oak is (713) 961-9300. The doors to the meeting room will open for admission at 10:30 a.m.

An admission ticket (or other proof of stock ownership) and some form of government issued photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual Meeting. Only stockholders who own Sara Lee common stock as of the close of business on September 1, 2005, will be entitled to attend the meeting. Your admission ticket will serve as verification of your ownership.

•	If your Sara Lee shares are registered in your name and you received your proxy materials by mail, an admission ticket is attached to your proxy card.

•	If your Sara Lee shares are registered in your name and you received your proxy materials electronically over the Internet, click the appropriate box on the electronic proxy card or follow the telephone instructions when prompted and an admission ticket will be held for you at the registration desk at the Annual Meeting.

•	If your Sara Lee shares are held in a bank or broker account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the Annual Meeting if you bring a recent bank or brokerage statement showing that you owned Sara Lee stock on September 1, 2005.

No cameras, recording devices or large packages will be permitted in the meeting room.

Information About this Proxy Statement

General.     We sent you these proxy materials because Sara Lee’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. If you own Sara Lee common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of these proxy materials. To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting Sara Lee’s Shareholder Services Department at (888) 422-9881. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission and that is designed to assist you in voting your shares. On September 22, 2005, we began mailing these proxy materials to all stockholders of record as of the close of business on September 1, 2005.

Electronic Delivery.    This proxy statement and Sara Lee’s 2005 annual report are available on our corporate Web site at www.saralee.com. You can help us save significant printing and mailing expenses by consenting to access the proxy statement, proxy card and annual report for future meetings electronically over the Internet. If you hold shares in your name (instead of through a broker or other nominee), you can choose this option by following the instructions at the Internet voting website at www.proxyvote.com, which has been established for you to vote your shares for this year’s Annual Meeting. If you hold your shares through a broker or other nominee, you should follow the instructions regarding electronic delivery, if any, provided by your broker or other nominee.

If you vote your shares for the 2005 Annual Meeting over the Internet, you will be given the opportunity to consent to future delivery of Sara Lee documents over the Internet, unless you hold your shares through a broker that is unable to accommodate your request. If you are not given an opportunity to consent to delivery over the Internet when you vote your proxy, you may contact the bank, broker or other holder of record through which you hold your shares and inquire about the availability of Internet delivery. You also can access our 2005 proxy statement and annual report on our corporate Web site at www.saralee.com under the caption “Investors —Reports and Documents.” If you choose to receive your proxy materials and annual report electronically, then prior to next year’s Annual Meeting you will receive e-mail notification when the proxy materials and annual report are available for your online review. Your choice for electronic distribution will remain in effect indefinitely, unless you revoke your choice by sending written notice of revocation to: Shareholder Services Department, Sara Lee Corporation, 70 W. Madison Street, Chicago, Illinois 60602-4260.

Householding.    The Securities and Exchange Commission’s rules permit us to deliver a single proxy statement and annual report to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We undertake to deliver promptly, upon written or oral request, a separate copy of the proxy statement or annual report, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, send your request in writing to us at the following address: Shareholder Services Department, Sara Lee Corporation, 70 W. Madison Street, Chicago, Illinois 60602-4260.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements and annual reports for your household, please contact us at the above address.

Information About Voting

Stockholders can vote in person at the Annual Meeting or by proxy. There are three ways to vote by proxy:

•	By Telephone — Stockholders located in the U.S. can vote by telephone by calling (800) 690-6903 and following the instructions on the proxy card;

•	By Internet — You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or

•	By Mail — You can vote by mail by signing, dating and mailing the enclosed proxy card.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (EDT) on October 26, 2005. If you hold shares in the Sara Lee Common Stock Fund under any of Sara Lee’s retirement or savings plans, your voting instructions for those shares must be received by 5:00 p.m. (EDT) on October 24, 2005 to allow sufficient time for voting by the trustees and administrators of the plans.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director and whether your shares should be voted for or against each of the other proposals. If you sign and return the proxy card without indicating your instructions, your shares will be voted as follows:

•	FOR the election of the 11 nominees for directors;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for fiscal year 2006;

•	FOR the approval of the Sara Lee Corporation 2005 International Employee Stock Purchase Plan; and

•	AGAINST each of the three stockholder proposals.

You may revoke or change your proxy at any time before it is exercised by delivering to us a signed proxy card with a date later than your previously delivered proxy, by voting in person at the Annual Meeting or granting a subsequent proxy through the Internet or telephone, or by sending a written revocation to Sara Lee’s Secretary, Roderick A. Palmore. Your most current proxy card or telephone or Internet proxy is the one that is counted.

Each share of Sara Lee common stock is entitled to one vote. The record date for determining stockholders entitled to notice of and to vote at the Annual Meeting is September 1, 2005. As of September 1, 2005, there were 788,708,583 shares of Sara Lee common stock outstanding.

Information for Sara Lee Employees Who are Stockholders

If you are a Sara Lee employee who is a stockholder, or if you hold shares in the Sara Lee Common Stock Fund under any of Sara Lee’s retirement or savings plans (the “Savings Plans”) or participate in Sara Lee’s Investment Plan, you will receive one proxy for all accounts registered in the same name. If all of your accounts are not registered in the same name, you will receive a separate proxy for each account that is registered in a different name. If you participate in the Savings Plans, your proxy card will serve as voting instructions to the trustees of those plans for shares allocated to your account, as well as a proportionate share of any unallocated shares and unvoted shares. If you fail to give voting instructions to the trustees, your shares will be voted by the trustees in the same proportion as shares held by the trustees for which voting instructions have been received. To allow sufficient time for voting by the trustees and administrators of the Savings Plans, your voting instructions for shares held in the Savings Plans must be received by 5:00 p.m. (EDT) on October 24, 2005.

Information Regarding Tabulation of the Vote

Sara Lee has a policy that all proxies, ballots and votes tabulated at a meeting of stockholders are confidential, and the votes will not be revealed to any Sara Lee employee or anyone else, other than to the non-employee tabulator of votes or an independent election inspector, except (1) as necessary to meet applicable legal requirements, (2) if a stockholder writes comments on the proxy card directed to Sara Lee’s Board or management, or (3) in the event a proxy solicitation in opposition to the election of the Board of Directors is initiated. Representatives of ADP Investor Communication Services will tabulate votes and act as Inspectors of Election at this year’s Annual Meeting.

Quorum Requirement

A quorum is necessary to hold a valid meeting. If stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker does not vote on some matter on the proxy card because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Information About Votes Necessary for Action to be Taken

Eleven directors will be elected at the Annual Meeting by a plurality of all the votes cast at the Annual Meeting. This means that the 11 nominees for director who receive the most votes will be elected. Other matters to be considered at the Annual Meeting require an affirmative vote of the majority of all votes cast on the matter. Only votes “FOR” or “AGAINST” are counted as votes cast on a matter. Abstentions and broker non-votes will have no effect on any of the items to be presented at the Annual Meeting.

Other Business to be Considered

The Board of Directors does not intend to present any business at the Annual Meeting other than the proposals described in this proxy statement. However, if any other matter properly comes before the Annual Meeting, including any stockholder proposal omitted from the proxy statement and form of proxy pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, your proxies will act on such matter in their discretion.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Sara Lee has adopted Corporate Governance Guidelines, which are available at www.saralee.com under the caption “Investors — Corporate Governance.” The Guidelines contain general principles regarding the functions of Sara Lee’s Board of Directors and Board Committees.

Director Independence

Sara Lee’s Corporate Governance Guidelines require that a substantial majority of the Board of Directors be comprised of independent directors. For a director to be considered independent under the listing standards of the New York Stock Exchange, the Board must affirmatively determine that a director has no direct or indirect material relationship with Sara Lee. The Board has adopted categorical standards, which are contained in Sara Lee’s Corporate Governance Guidelines and conform to and exceed the independence criteria specified by the New York Stock Exchange, to assist it in making determinations regarding independence. The full text of the categorical standards is attached as Appendix A to this proxy statement. These categorical standards specify the criteria by which the independence of Sara Lee’s directors will be determined, including any past employment or affiliation with Sara Lee or Sara Lee’s independent auditor by a director or any member of the director’s immediate family. After considering these categorical standards, the listing standards of the New York Stock Exchange and any other commercial or charitable relationships between the directors and Sara Lee, the Board has determined that all of the current directors are independent, except C. Steven McMillan and Brenda C. Barnes, each of whom is an executive officer of Sara Lee.

Process for Nominating Potential Director Candidates

The Corporate Governance and Nominating Committee of Sara Lee’s Board of Directors is responsible for screening potential director candidates and recommending qualified candidates to the full Board for nomination.

In evaluating potential director candidates, the Committee considers the qualifications listed in Sara Lee’s Corporate Governance Guidelines, which are available at www.saralee.com under the caption “Investors — Corporate Governance.” The Corporate Governance and Nominating Committee considers recommendations of potential candidates from incumbent directors, management and stockholders. Any recommendation submitted by a stockholder to the Corporate Governance and Nominating Committee must include the same information concerning the potential candidate and the stockholder, and must be received in the time frame, described in Article I, Section 10 of Sara Lee’s Bylaws. From time to time the Committee also retains search firms to assist it. The Committee applies the same standards in evaluating candidates submitted by stockholders as it does in evaluating candidates submitted by other sources. Suggestions regarding potential director candidates, together with the required information described above, should be submitted in writing to Sara Lee’s Secretary, Roderick A. Palmore, at Sara Lee Corporation, 70 W. Madison Street, Chicago, Illinois 60602-4260.

Code of Conduct

Sara Lee’s Global Business Standards, the company’s written corporate code of business conduct and ethics, embody Sara Lee’s long-standing history of requiring adherence to high standards of ethical conduct and business practices. The Global Business Standards are available on Sara Lee’s Web site at www.saralee.com under the caption “Our Company — Global Business Practices.” All of Sara Lee’s officers, directors and employees, including its Chief Executive Officer, Chief Financial Officer and principal accounting officer, are required to comply with the Global Business Standards.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with one or more members of Sara Lee’s Board of Directors, or the Chair of any Committee of the Board, by writing to the Board, or a specific Committee Chair or director at:

Board of Directors (or specific Committee Chair or director)

c/o Roderick A. Palmore, Secretary

Sara Lee Corporation

Three First National Plaza

70 W. Madison Street

Chicago, Illinois 60602-4260

Sara Lee’s Board of Directors has instructed the Secretary to forward communications to the Board or to individual directors, as appropriate; however the Board also has instructed the Secretary to review all correspondence received and, in his discretion, not forward correspondence that is unrelated to the duties and responsibilities of the Board. Examples of such inappropriate communication include business solicitations, advertising and communication that is frivolous in nature, relates to routine business matters (such as product inquiries, complaints or suggestions), or raises grievances that are personal to the person submitting the communication. Upon request, any director may review communication that is not forwarded to the directors pursuant to this policy.

The Audit Committee of the Board of Directors has established procedures for employees, stockholders and others to submit confidential and anonymous reports of suspected illegal or unethical behavior, violations of Sara Lee’s Global Business Standards or concerns regarding Sara Lee’s accounting, internal accounting controls or auditing matters. Reports may be made by sending an email to business.practices@saralee.com, or by calling —

•	(800) 285-7964 (available toll-free outside the U.S. using the local AT&T Direct access number)

•	(312) 345-5715 (reverse charges outside the U.S.)

Presiding Director

The Board, after considering the recommendation of the Corporate Governance and Nominating Committee, annually selects one independent director who is serving as Chairperson of a standing committee of the Board to serve as the Presiding Director for all meetings of the outside directors held in executive session. The Presiding Director also has other authority and responsibilities that are described in Sara Lee’s Corporate Governance Guidelines, which are available at www.saralee.com under the caption “Investors — Corporate Governance.” Richard L. Thomas currently serves as the Presiding Director.

Executive Sessions

Pursuant to Sara Lee’s Corporate Governance Guidelines, the outside directors of the Board meet in regularly scheduled executive sessions without management. The Presiding Director chairs all regularly scheduled executive sessions, and also has authority to convene meetings of the outside directors at any time with appropriate notice.

Attendance at Annual Meeting

As stated in Sara Lee’s Corporate Governance Guidelines, each director is expected to attend all annual meetings of stockholders. Last year, all directors who were nominated for re-election to the Board attended the 2004 annual meeting, except James S. Crown, Charles W. Coker and Willie D. Davis.

PROPOSAL 1: ELECTION OF DIRECTORS

Directors Elected Annually

Sara Lee’s directors are elected each year by the stockholders at the Annual Meeting. We do not have a staggered board. Eleven directors will be elected at this year’s Annual Meeting. Each director’s term lasts until the 2006 Annual Meeting of Stockholders and until he or she is succeeded by another qualified director who has been elected.

Sara Lee’s Bylaws provide that the size of the Board of Directors shall be fixed, and may be modified, from time to time by resolution of the Board. Currently the Board of Directors is comprised of 13 members. The directors have adopted a resolution decreasing the size of the Board to 11 members, effective at the Annual Meeting.

After 27 years as an officer and employee of Sara Lee, including 12 years of dedicated service to the Board, C. Steven McMillan is retiring from our Board of Directors at this year’s Annual Meeting and is retiring from Sara Lee in December 2005. Mr. McMillan has provided tremendous leadership to Sara Lee, both as an executive officer and as a director, and we are deeply grateful for the extraordinary contribution he has made to Sara Lee’s success. We extend our very best wishes to him and his family.

We also note that two other directors will retire at this year’s Annual Meeting. Joan D. Manley, who has served as a Sara Lee director for 23 years, and Vernon E. Jordan, Jr., who has served as a Sara Lee director for 16 years, will not be standing for re-election to the Board. Sara Lee would like to extend its sincere appreciation and thanks to Ms. Manley and Mr. Jordan for their many years of service to the Board.

Information About the Nominees for Election to the Board of Directors

The following information is furnished with respect to each nominee for election as a director. All of the nominees currently are directors, except Jonathan P. Ward. The nomination of Mr. Ward initially was recommended to Sara Lee’s Corporate Governance and Nominating Committee by an executive recruiting firm that was retained by the Committee to assist it in identifying prospective directors.

If a nominee is unavailable to serve as a director, your proxies may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. The ages of the nominees are as of October 27, 2005.

BRENDA C. BARNES President and Chief Executive Officer of Sara Lee Corporation since February 2005, and President and Chief Operating Officer from July 2004 to February 2005. She has served as a director of Sara Lee since July 2004. Ms. Barnes served as the Interim President of Starwood Hotels and Resorts from November 1999 to March 2000, and President and Chief Executive Officer of PepsiCola North America from 1996 until 1998. Prior to that she held various positions with several divisions of PepsiCo, Inc. from 1976 to 1996. Ms. Barnes also served as an adjunct professor at the Kellogg Graduate School of Business and at North Central College in 2002. Ms. Barnes is a member of the Board of Directors of The New York Times Company and Staples, Inc. She also serves on the Board of Trustees of Augustana College, and is a member of the Steering Committee of the Kellogg Center for Executive Women. Age 51.

J.T. BATTENBERG III Former Chairman of the Board, Chief Executive Officer and President of Delphi Corporation (mobile electronics and transportation components and systems) from November 1998 to July 2005. Mr. Battenberg had led Delphi and its precursor, the Automotive Components Group Worldwide (a General Motors Corporation business), since 1992. He was an officer of General Motors Corporation from 1988 through 1998, and was elected an Executive Vice President of General Motors Corporation and a member of the General Motors President’s Council in 1995. He became a director of Sara Lee in June 2002. Mr. Battenberg also serves as a director of FIRST (For Inspiration and Recognition of Science and Technology), and serves as a member of the Board of Trustees of Kettering University and Columbia University Business School, and the National Advisory Board for J.P. Morgan Chase & Co. Mr. Battenberg also serves on the Board Executive Committee for the Economic Club of Detroit and is a member of The Business Roundtable and The Business Council. Age 62.

CHARLES W. COKER Former Chairman of the Board of Sonoco Products Company (packaging products manufacturer) from 1990 to May 2005. Mr. Coker also served as Chief Executive Officer of Sonoco Products from 1990 to 1998, as President from 1970 to 1990, and was reappointed President from 1994 to 1996, while maintaining the title and responsibility of Chairman and Chief Executive Officer. He became a director of Sara Lee in 1986. Mr. Coker also is a director of Bank of America Corporation, Progress Energy Inc. and its subsidiary companies, Progress Energy Carolinas, Inc. and Florida Progress Corporation. Age 72.

JAMES S. CROWN President of Henry Crown and Company (diversified investments) since 2002 and Vice President from 1985 to 2002. He became a director of Sara Lee in 1998. Mr. Crown also is a director of General Dynamics Corporation and J.P. Morgan Chase & Co. He also serves as Chairman of the Board of Trustees of the University of Chicago, and is a trustee of the Chicago Symphony Orchestra and the Museum of Science and Industry (Chicago). Age 52.

WILLIE D. DAVIS President and Chief Executive Officer of All-Pro Broadcasting, Inc. (broadcasting company), a privately owned company, since 1978. Mr. Davis became a director of Sara Lee in 1983. He also is a director of The Dow Chemical Company, Fidelity National Financial, Inc., MGM Mirage Inc., and Manpower, Inc. He also serves on the Board of Directors of the Green Bay Packers. Mr. Davis is a trustee of Marquette University and is an Emeritus Trustee of the University of Chicago. Age 71.

LAURETTE T. KOELLNER Executive Vice President of The Boeing Company (aerospace manufacturer) since May 2003 and President of Connexion by Boeing since December 2004. Ms. Koellner served as Chief People and Administration Officer of Boeing from 2002 to May 2004, a member of the Office of the Chairman from March 2002 to December 2003, Senior Vice President and President of Shared Services Group of Boeing from 2000 to 2002, Vice President and Corporate Controller of Boeing from 1999 to 2000, and as Vice President and General Auditor of Boeing from 1996 to 1999. Ms. Koellner became a director of Sara Lee in January 2003. Age 51.

CORNELIS J.A. VAN LEDE Former Chairman of the Board of Management and Chief Executive Officer of Akzo Nobel N.V. (manufacturer and distributor of healthcare products, coatings and chemicals) from 1994 to May 2003. Mr. van Lede joined Akzo Nobel in 1991 as a member of its Board of Management and he was appointed Vice Chairman of the Board of Management of Akzo Nobel in 1992. From 1991 to 1994, Mr. van Lede served as Vice President of the Union of Industrial and Employers’ Confederations of Europe (UNICE), and from 1984 to 1991 he was Chairman of the Federation of Netherlands Industry (VNO). Mr. van Lede has been a director of Sara Lee since October 2002. He also serves as Chairman of the Supervisory Boards of Sara Lee International B.V., a Dutch subsidiary of Sara Lee, and Heineken N.V., and as a member of the Supervisory Boards of Akzo Nobel N.V., AF-KLM Holding, and Philips Electronics. He is a non-executive director of Elsevier Group plc and Air Liquide. He is Chairman of the Board of Directors of INSEAD, and serves as a member of the Board of several non-profit organizations. Age 62.

SIR IAN PROSSER Retired Chairman of InterContinental Hotels Group PLC (hotel business). He has held various offices with InterContinental Hotels Group PLC and its precursors, Six Continents PLC and Bass PLC, since 1969, including serving as Chairman from 1987 through December 2003, Chief Executive Officer from 1987 to 2000, Group Managing Director from 1984 to 1987, and Director of Finance and Planning from 1978 to 1984. He also serves as non-executive Deputy Chairman of BP plc and as a non-executive director of GlaxoSmithKline plc. He is a member of the Confederation of British Industry’s President’s Committee. Age 62.

ROZANNE L. RIDGWAY Former Assistant Secretary of State for European and Canadian Affairs (1985-1989) and, since July 1994, Chair (non-executive) of the Baltic American Enterprise Fund. Ambassador Ridgway became a director of Sara Lee in 1992. She served in the U.S. Foreign Service from 1957 until her retirement in 1989, including assignments as Ambassador for Oceans and Fisheries Affairs, Ambassador to Finland, and Ambassador to the German Democratic Republic. Ambassador Ridgway is a director of The Boeing Company, Emerson Electric Company, 3M Company, New Perspective Fund, Manpower, Inc. and three funds in the American Funds family of mutual funds. Ambassador Ridgway is also a trustee of the Center for Naval Analyses and the National Geographic Society. Age 70.

RICHARD L. THOMAS Retired Chairman of First Chicago NBD Corporation and The First National Bank of Chicago from 1992 to 1996. Mr. Thomas became a director of Sara Lee in 1976. He is also a director of The PMI Group, Inc., Sabre Holdings Corporation and Exelon Corporation. Mr. Thomas is a life trustee of the Chicago Symphony Orchestra, Northwestern University and Kenyon College. He also is a trustee of Rush University Medical Center (Chicago). Age 74.

JONATHAN P. WARD Chairman and Chief Executive Officer of The ServiceMaster Company (national service company) since 2002, and President and Chief Executive Officer of ServiceMaster from 2001 to 2002. Mr. Ward was President and Chief Operating Officer of R.R. Donnelley & Sons Company (commercial printing company) from 1997 to 2001. Mr. Ward is a director of ServiceMaster and First Horizon. Age 51.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE FOR ALL OF THE NOMINEES.

MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors held nine meetings during fiscal year 2005, including one meeting of only the independent directors, and has the following standing committees: Audit, Compensation and Employee Benefits, Corporate Governance and Nominating, Executive, Employee and Public Responsibility, Finance and Qualified Legal Compliance. The following table shows the membership of these committees. All of the directors attended at least 75% of all the meetings of the Board and all meetings of the Board committees on which he or she served during fiscal year 2005, except Cornelis van Lede. During fiscal 2005, the Board and certain Committees called several special meetings to discuss Sara Lee’s Transformation plan. The special meetings were called after the regular meeting calendar was approved. Mr. van Lede participated in over 82% of all regular meetings of the Board and Board committees on which he served; however, he was not able to participate in several of the special meetings, which reduced his overall attendance percentage to 70%.

Current charters of the Audit, Compensation and Employee Benefits, and Corporate Governance and Nominating Committees are available on Sara Lee’s Web site at www.saralee.com under the caption “Our Company — Board of Directors — Board Committee Charters.”

Committee Membership
Name	Audit		Compensation and Employee Benefits		Corporate Governance and Nominating		Executive		Employee and Public Responsibility		Finance		Qualified Legal Compliance
Brenda C. Barnes									X		X
J.T. Battenberg III	X		X	*	X		X						X
Charles W. Coker			X								X
James S. Crown	X	*			X		X		X				X
Willie D. Davis	X		X										X
Vernon E. Jordan, Jr.			X		X		X		X	*
Laurette T. Koellner	X										X		X
Cornelis J.A. van Lede			X								X
Joan D. Manley	X		X										X
C. Steven McMillan							X	*	X		X
Sir Ian Prosser									X		X
Rozanne L. Ridgway					X		X		X		X	*
Richard L. Thomas					X	*	X		X		X		X	*

*	Committee Chair

Audit Committee.    The Audit Committee provides oversight regarding accounting, auditing and financial reporting practices of Sara Lee. The Audit Committee met five times during the year, including periodic meetings held separately with the internal auditor and the independent auditor. In addition, the Chair of the Audit Committee meets with management, the internal auditor and the independent auditor each quarter to discuss Sara Lee’s earnings announcement before it is issued. The Audit Committee is comprised solely of non-management directors, all of whom the Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange and the rules of the Securities and Exchange Commission. The Board has determined that all members of the Audit Committee are financially literate pursuant to the listing standards of the NYSE, and has designated J.T. Battenberg III, James S. Crown and Laurette T. Koellner as “audit committee financial experts” as defined in the rules of the Securities and Exchange Commission.

Compensation and Employee Benefits Committee.    The Compensation and Employee Benefits Committee reviews and approves Sara Lee’s compensation philosophy covering corporate officers and other key management employees; reviews the competitiveness of Sara Lee’s total compensation practices; determines the annual base salaries and incentive awards to be paid to, and approves the annual salaries of, corporate officers and other key management employees; approves the terms and conditions of proposed incentive plans applicable to corporate officers and other key management employees; approves and administers Sara Lee’s employee benefit plans; and reviews and approves special hiring and severance arrangements for corporate officers and other key management employees. The Compensation and Employee Benefits Committee is comprised solely of non-management directors, all of whom the Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange and the rules of the Securities and Exchange Commission. The Compensation and Employee Benefits Committee met seven times during the year.

Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee reviews and considers directorship policies and practices from time to time, evaluates potential director candidates and recommends qualified candidates to the full Board, and reviews the management succession plan and executive resources. The Corporate Governance and Nominating Committee is comprised solely of non-management directors, all of whom the Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange. The Corporate Governance and Nominating Committee met three times during the year.

Employee and Public Responsibility Committee.    The Employee and Public Responsibility Committee provides oversight and guidance in those areas concerning Sara Lee’s obligations to its employees and to its major public constituencies, including its stockholders, customers, consumers and the communities in which Sara Lee operates. The Employee and Public Responsibility Committee met two times during the year.

Executive Committee.    The Executive Committee exercises the authority of the Board on such matters as are delegated to it by the Board of Directors from time to time and exercises the powers of the Board between meetings of the Board of Directors. The Executive Committee meets on a periodic basis, as needed, and met one time during the year.

Finance Committee.    The Finance Committee reviews the Corporation’s financial policies and performs other duties as requested by the Board of Directors from time to time. The Finance Committee met four times during the year.

Qualified Legal Compliance Committee.    The Qualified Legal Compliance Committee was established to facilitate the confidential receipt, retention and consideration of reports, made by attorneys retained or employed by Sara Lee, of evidence of a material violation of U.S. federal or state securities law, a material breach of fiduciary duty arising under federal or state law, or a similar material violation of any U.S. federal or state law by Sara Lee or any of its officers, directors, employees or agents. The Committee is comprised solely of non-management directors, all of whom are independent within the meaning of the listing standards of the New York Stock Exchange and the rules of the Securities and Exchange Commission. The Qualified Legal Compliance Committee is comprised of the members of the Audit Committee and the chair of the Corporate Governance and Nominating Committee, who also serves as the chair of the Committee. The Committee will meet on a periodic basis, as needed, and did not meet during the year.

DIRECTOR COMPENSATION

Directors who are Sara Lee employees are not compensated for their services as directors. Outside directors of Sara Lee receive an annual retainer of $75,000 and an annual grant of restricted stock units with a fair market value of $75,000 on the date of grant. Restricted stock units granted prior to July 2005 vest in full three years after the date of grant and, upon vesting, each restricted stock unit will be converted into one share of Sara Lee common stock. Beginning with fiscal year 2006, restricted stock units granted to the outside directors vest one year after the date of grant but will not be converted into shares of Sara Lee common stock until six months after the director leaves Sara Lee’s Board. Outside directors also may elect to receive Sara Lee common stock or restricted stock units in lieu of all or a portion of their annual retainer. Directors do not receive any meeting or attendance fees. In addition, each outside director who chairs a committee of the Board (other than the Audit Committee) receives an additional retainer of $10,000. The chair of the Audit Committee receives an additional $20,000 retainer and each other outside director who is a member of the Audit Committee receives an additional $7,500 retainer. Beginning in fiscal year 2006, Committee retainers are paid 50% in cash and 50% in restricted stock units. Restricted stock units granted to the outside directors for Committee service vest one year after the date of grant but will not be converted into shares of Sara Lee common stock until six months after the director leaves Sara Lee’s Board.

The Board strongly believes that the directors should have a meaningful ownership interest in Sara Lee and has implemented stock ownership guidelines for Sara Lee’s directors. The ownership guidelines require directors to own a minimum of 20,000 shares of Sara Lee common stock (including restricted stock units) by July 1, 2007, or within five years after a director is first elected to the Board, whichever is later.

Under the amended 1999 Non-Employee Director Stock Plan, outside directors may elect to defer all or a portion of their annual retainer into a non-qualified, unfunded deferred compensation program. At the election of the director, deferred amounts earn a return equivalent to the return on an investment in an interest-bearing account or a stock equivalent account. The amounts deferred, dividend equivalents, plus interest and any appreciation, are paid in cash or in shares of Sara Lee common stock, as applicable, on dates selected by the director.

Cornelis J.A. van Lede also serves as Chairman of the Supervisory Board of Sara Lee International B.V., a Dutch subsidiary of Sara Lee, and, for such service, he receives an annual retainer of Euro 60,000 (approximately $72,750) and a representation allowance of Euro 5,446 (approximately $6,600) for expenses.

During fiscal year 2005, Vernon E. Jordan, Jr. used Sara Lee’s corporate aircraft for personal travel on one occasion, and the aggregate incremental cost to Sara Lee of such travel was approximately $61,000.

SARA LEE STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

This table indicates the amount of common stock beneficially owned by Sara Lee’s executive officers, directors and director nominees as of September 1, 2005. In general, “beneficial ownership” includes those shares a director, director nominee or executive officer has the power to vote or transfer, and stock options that are exercisable currently or that become exercisable within 60 days. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. No person named in the table owns more than 1% of the outstanding shares of common stock.

Name	Shares of Common Stock (1)	Options Currently Exercisable or Exercisable within 60 days	Restricted Stock Units and Stock Equivalents (2)
Brenda C. Barnes	37,744	85,767	304,316
J.T. Battenberg III	14,398	—	11,535
Lee A. Chaden	19,184	545,484	171,137
Charles W. Coker	92,563	125,018	21,039
James S. Crown	30,864	78,989	11,599
Willie D. Davis	32,726	67,216	11,280
Vernon E. Jordan, Jr.	29,828	88,170	11,344
Laurette T. Koellner	2,000	—	15,159
L.M. (Theo) de Kool	96,770	438,138	270,648
Cornelis J.A. van Lede	1,117	—	13,283
Joan D. Manley	61,127	60,968	8,600
C. Steven McMillan	134,717	2,912,580	582,548
Richard A. Noll	45,687	370,534	60,885
Roderick A. Palmore	68,606	197,030	115,284
Sir Ian Prosser	5,577	—	5,995
Rozanne L. Ridgway	18,787	68,016	11,344
Richard L. Thomas	447,288	93,864	38,718
Jonathan P. Ward (3)	—	—	—
Directors and executive officers as a group (24 persons)	1,486,388	6,286,306	2,098,350

(1)	Includes the following number of shares of common stock owned by relatives or held in trusts or partnerships for the benefit of relatives with respect to which the named persons disclaim beneficial interest: Mr. Coker, 64,960 shares; Mr. McMillan, 6,674 shares; and Mr. Thomas, 154,000 shares.
(2)	Includes restricted stock units granted under Sara Lee’s 1998 Long-Term Incentive Stock Plan and 1999 Non-Employee Director Stock Plan, and stock equivalent balances held under Sara Lee’s Executive Deferred Compensation Plan and Director Deferred Compensation Plan. The value of the restricted stock units and stock equivalents mirrors the value of Sara Lee common stock. The amounts ultimately realized by the directors and executives will reflect changes in the market value of Sara Lee common stock from the date of deferral or accrual until the date of payout. The restricted stock units and stock equivalents do not have voting rights, but are credited with dividend equivalents. Restricted stock units vest and are converted into shares of common stock as the vesting period lapses or, for performance-based units, specific performance goals are achieved.
(3)	Not currently a director; nominated for election at the Annual Meeting.

SARA LEE STOCK OWNERSHIP

BY CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding each person who, we believe, beneficially owned more than 5% of Sara Lee’s outstanding common stock as of September 1, 2005. There are no arrangements known to Sara Lee that may result in a change in control of Sara Lee upon the occurrence of some future event.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percentage of Class
Capital Research and Management Company 333 South Hope Street Los Angeles, California 90071	66,567,900(1)	8.5%

(1)	On February 14, 2005, Capital Research and Management Company (“Capital Research”) filed with the Securities and Exchange Commission an amendment to Capital Research’s Schedule 13G in which it reported that it beneficially owns 66,567,900 shares of Sara Lee common stock. In this Schedule 13G amendment, Capital Research states that it holds all of these shares in its capacity as an investment advisor to various investment companies registered under the Investment Company Act of 1940.

EXECUTIVE COMPENSATION

Report of the Compensation and Employee Benefits Committee on Executive Compensation

The Compensation and Employee Benefits Committee consists of six non-management directors whom the Board has determined satisfy the independence requirements of the Securities and Exchange Commission, the New York Stock Exchange and the Board independence standards contained in Sara Lee’s Corporate Governance Guidelines. As specified in our Committee’s charter, we are responsible for the review of all aspects of executive compensation, including special benefits and perquisites as well as the production of this report. The Committee periodically meets in executive session to discuss matters related the compensation and performance of the company and the compensation of its senior executives. Following each Committee meeting we report on the Committee’s activities to the full Board.

We have retained the services of an outside executive compensation consultant in order to assist us in evaluating the competitiveness and appropriateness of Sara Lee’s executive compensation program. The consultant reports directly to the Committee and only the Committee has the authority to modify or terminate this relationship.

Executive Compensation Philosophy and Guiding Principles

In 2005, the company’s senior management team in collaboration with the Committee and its consultant reviewed and reaffirmed Sara Lee’s executive compensation philosophy and guiding principles. Sara Lee’s executive compensation program is designed to support the company’s objectives of profitable growth and increased stockholder value. In order to accomplish these objectives the executive compensation program must support the company’s ability to retain, recruit, and motivate the highest caliber of executive talent. The guiding principles of Sara Lee’s executive compensation program are to:

•	support Sara Lee’s short and long-term strategic objectives and reinforce a “pay-for-performance” culture;

•	align executives’ goals and rewards with our stockholders’ best interests;

•	reward executives for their contribution to Sara Lee’s success;

•	provide a competitive compensation opportunity in comparison to Sara Lee’s peer group of companies; and

•	encourage significant ownership of Sara Lee stock by its senior executives.

Elements of the Executive Compensation Program

Sara Lee’s executive compensation program consists of the following elements (which are shown, for the named executive officers, in the Summary Compensation Table on page 21 of this proxy statement):

1.    Annual compensation  includes salary and annual bonus. The Committee typically reviews executives’ salaries annually, and increases may be granted based upon an individual’s performance, competitive practice and pay relationship to the marketplace.

The amounts of any annual bonuses paid to the named executive officers are based upon the achievement of specified financial goals and individual standards of performance that are set at the beginning of the fiscal year. The Chairman and the Chief Executive Officer do not have specified individual standards of performance, as the Committee makes an overall assessment of their performance, including the achievement of their specified financial goals, at the end of each fiscal year. The Committee retains full discretion as to the amount, if any, of the annual bonuses paid.

2.    Long-term compensation  in fiscal 2005 consisted of a combination of performance and service-based restricted stock units for the named executive officers. Restricted stock units represent the right to receive a specified number of shares of Sara Lee common stock if and to the extent the restricted stock units vest. Brenda C. Barnes was the only named executive officer to have received stock options in fiscal 2005, other than restoration stock options. Stock options are the right to purchase shares of Sara Lee common stock at a specified price, over a ten-year term following the grant date.

3.    Other compensation  includes typical employee benefit and perquisite programs that are considered competitive for senior executives. Among these programs, Sara Lee provides retirement, healthcare, life insurance, severance and a deferred compensation program to its executives. There are two investment alternatives under the deferred compensation program, a Sara Lee stock equivalent account and an interest income account. The interest rate applicable to the latter investment alternative was 4.48% in fiscal year 2005. This interest rate is set at the beginning of each fiscal year and is based upon Sara Lee’s cost of issuing five-year maturity debt.

The perquisites offered are typical of those provided to senior executives and include company-provided cars, financial counseling, club memberships, first class air travel, annual physical exams and use of the company’s aircraft for business and personal usage. Executives are required to reimburse the company for any personal use of Sara Lee’s corporate aircraft to the maximum extent permitted by law.

Determining Competitiveness of Executive Compensation Program

One of the guiding principles underlying Sara Lee’s executive compensation program is to provide a competitive compensation opportunity in comparison to Sara Lee’s peer group of companies. The companies used by Sara Lee for compensation comparisons consist of a select group of the largest global consumer products companies, many of which are represented in the S&P Peer Composite index shown in the Performance Graph on page 20. This peer group is used for comparisons of all elements of the compensation and benefits package.

Sara Lee sets its basic program elements to approximate the median compensation levels of its peer group. When an executive’s performance is outstanding, and Sara Lee’s financial performance and stock price outperforms that of its peer group of companies, then the executive has the potential to earn compensation that is meaningfully above the median of the peer group. Likewise, in years when the company, a business segment or a particular individual’s performance is below standards, the actual compensation provided to an individual may be below competitive market norms.

Annual Compensation

Salary:    We determine the appropriateness of an executive’s salary by considering his or her responsibilities and individual performance and by reference to the median salary levels paid by peer group companies to executives in positions of similar responsibility. Salary increases are typically considered annually and are based on both financial and non-financial results achieved by the executive during the preceding fiscal year.

Annual Bonus:    For the named executive officers listed in the Summary Compensation Table on page 21 of this proxy statement, annual bonus is the lesser of:

1.    An incentive pool which is 1.5% of the net income in excess of that necessary to achieve a 10% return on average total common stockholders’ equity, with 30% of the incentive pool allocated to the chief executive officer and the remainder divided equally among the other named executive officers, or

2.    An amount which is based upon the achievement of performance goals such as earnings per share, operating profit, return on capital, cash flow, increased sales, and the achievement of non-financial objectives, such as succession planning and diversity-related initiatives, each of which is set at the beginning of the fiscal year. As mentioned above, the Chairman and the Chief Executive Officer do not have specified non-financial goals. Target and maximum award levels are set as a percent of salary which if earned would result in competitive pay for competitive performance.

Annual bonus payments to the named executive officers for fiscal year 2005 were paid in the form of cash, except that Ms. Barnes’ bonus was paid in the form of cash and restricted stock units that vest on August 31, 2006.

Long-Term Compensation

Under Sara Lee’s long-term compensation program, we annually review and approve awards to key executives based upon their individual performance and, if appropriate, performance of their business unit. Additionally, we may consider the individual’s potential for advancement, his or her importance to the success of the company and market competitive practices.

In fiscal year 2005, the named executive officers received a combination of performance and service-based restricted stock units. This program is designed to align executives’ and stockholders’ interests, provide retention value and link rewards to the achievement of specific financial goals.

Performance-based restricted stock units were granted under the Executive Management Long-Term Incentive Program for Fiscal Years 2005-2007. This program consists of a three-year performance cycle and the payment of any award at the end of the performance cycle is contingent upon achieving specific performance goals. Those performance goals consist of earnings per share and “value added earnings”, which is a measure of economic profit. If any awards are earned at the end of the performance cycle, the performance-based restricted stock units are then converted to shares of Sara Lee common stock. Depending upon the performance results, the executive may earn shares of common stock ranging from 0% to 200% of the number of performance-based restricted stock units originally granted. Dividend equivalents are accrued during the performance cycle and, if earned, they are paid at the end of the performance cycle. If the executive voluntarily terminates employment, other than for retirement, before completion of the performance cycle, all of the performance-based restricted stock units are forfeited.

Service-based restricted stock units were granted under the Long-Term Restricted Stock Unit Program for Fiscal Years 2005-2007. One-third of the total service-based restricted stock units granted will vest on each of August 31 of 2005, 2006 and 2007. On each of those vesting dates one-third of the service-based restricted stock units will be converted to shares of Sara Lee common stock and released to the executive. Dividend equivalents are accrued during the restriction period and will be paid upon the respective vesting date of each tranche of service-based restricted stock units. If the executive voluntarily terminates employment, other than for retirement, before completion of the restriction period, all of the service-based restricted stock units that are not yet vested will be forfeited.

Executive Stock Ownership Requirements

We believe it is important to align executives’ interests with those of Sara Lee’s stockholders. Sara Lee’s key executives have a substantial portion of their incentive compensation paid in the form of Sara Lee common stock. In 2005, Sara Lee modified its stock ownership requirements to limit their applicability to approximately 120 of the company’s most senior executives, including all corporate officers, and to include as shares owned any restricted share units that may have been granted for retention purposes. The number of covered executives was reduced in 2005 in order to better align our policy with competitive practice in this area. The ownership requirements vary by the executive’s level and range from a minimum of 10,000 shares to a maximum of 400,000 shares. Expressed as a percentage of salary, the ownership requirements range from a low of approximately 100% of salary to a high of approximately 825% of salary, in the case of the Chief Executive Officer.

Other Changes in the Executive Compensation Program

As mentioned in the company’s 2004 proxy statement, the company was contemplating the elimination of the restoration stock option feature of its long-term compensation program when and if the proposed Financial Accounting Standards Board’s (FASB) requirement to expense stock options became effective for Sara Lee. Under Sara Lee’s program, restoration stock options were granted when an employee used currently owned shares of Sara Lee common stock to exercise their stock options. Restoration stock options were subject to the same terms and conditions as the original stock options they replaced, except that the restoration stock options’ exercise price was equal to the market value of Sara Lee’s common stock on the date the restoration stock option was granted. Sara Lee eliminated this feature beginning with fiscal year 2006 because, under the FASB’s new rules applicable to the accounting for equity compensation, the granting of restoration stock options resulted in an additional expense to the company.

Chief Executive Officer’s Compensation

Fiscal year 2005 was a year of tremendous change within Sara Lee. In February 2005, the company announced a five-year business Transformation plan, the acceleration of C. Steven McMillan’s retirement to the end of calendar year 2005 and the appointment of Brenda C. Barnes as Chief Executive Officer of the company. Mr. McMillan will continue to serve as Chairman of the Board until the end of October 2005. Some of the major components of this five-year program are the realignment of the company’s business around Sara Lee’s consumers, customers and geographic markets, the sale or spin off of businesses comprising almost 40% of Sara Lee’s fiscal 2004 revenue, and a change in the basic business model to that of a more centralized operating company with the consolidation of its North American operations in the Chicago area.

During fiscal 2005, Mr. McMillan served as Chief Executive Officer until February 9, 2005, and Ms. Barnes served as Chief Executive Officer for the remainder of the fiscal year. As a result, both Mr. McMillan’s and Ms. Barnes’ compensation is discussed in this report as well as displayed in the Summary Compensation Table on page 21. Mr. McMillan agreed to the Board of Directors’ request to advance his retirement timing to avoid a change in leadership through the company’s five-year Transformation plan, so therefore he is entitled to receive separation benefits under Sara Lee’s Severance Plan for Corporate Officers. A summary of his severance benefits is contained on page 24 of this proxy statement. Fiscal 2005 was Ms. Barnes first full fiscal year of employment with the company and some elements of her compensation were agreed to when she accepted Sara Lee’s employment offer.

Compensation of C. Steven McMillan

The following section summarizes the actions taken during fiscal year 2005 pertaining to C. Steven McMillan’s compensation. Effective September 1, 2004, the Committee increased Mr. McMillan’s salary by 2.0%, from $1,170,000 to $1,193,400. In assessing his salary, the Committee believed Mr. McMillan’s salary level was appropriate for that of the Chief Executive Officer and Chairman of a company the size, complexity and performance of Sara Lee.

We also set specific financial goals for Mr. McMillan at the beginning of fiscal year 2005 for annual incentive purposes. Diluted earnings per share, sales, operating profit, return on invested capital and cash flow comprised 100% of his fiscal year 2005 annual incentive opportunity. Based upon Sara Lee’s fiscal year 2005 financial results, only sales and return on invested capital qualified for any payout. The overall fiscal year 2005 annual incentive plan payout level was below the target level. Based upon our assessment of Mr. McMillan’s performance and the company’s financial results for fiscal year 2005, Mr. McMillan earned an annual bonus payment of $539,081, which was paid in cash. This bonus was below the maximum award possible under the Performance-Based Annual Incentive Plan for fiscal year 2005 and also below his 2004 bonus.

On August 26, 2004, Mr. McMillan also was granted 102,340 performance-based restricted stock units under the Executive Management Long-Term Incentive Program for Fiscal Years 2005-2007 and 102,340 restricted stock units that vest based upon improvement in the ranking of Sara Lee’s stock price performance against that of its peer group. Pursuant to the terms of Mr. McMillan’s Retirement Agreement, the latter 102,340 performance-based restricted stock units were subsequently replaced with 102,340 performance-based restricted stock units under the Executive Management Long-Term Incentive Program for Fiscal Years 2005-2007. This action was taken in recognition of the fact that, after his retirement, Mr. McMillan could no longer influence the accomplishment of the specified performance criteria and that he also was the only executive under that particular arrangement.

Compensation of Brenda C. Barnes

Ms. Barnes accepted employment with Sara Lee as its President and Chief Operating Officer on May 2, 2004, and was subsequently elected its Chief Executive Officer on February 9, 2005. Her salary upon employment was set at $800,000 and on May 3, 2004, she was granted 257,300 stock options with an exercise price of $23.32. One-third of these stock options vest on each anniversary date of the grant date.

On August 26, 2004, Ms. Barnes received awards under the company’s annual long-term incentive program. She received 53,580 performance-based restricted stock units under the Executive Management Long-Term Incentive Program for Fiscal Years 2005-2007 and 53,580 service-based restricted stock units under the Long-Term Restricted Stock Unit Program for Fiscal Years 2005-2007. The performance-based restricted stock units vest at the end of fiscal year 2007 only if predetermined corporate financial goals are met, whereas one-third of the service-based restricted stock units vest on August 31 of 2005, 2006 and 2007.

On May 3, 2005, in recognition of her promotion to Chief Executive Officer, the Committee increased Ms. Barnes’ annual base salary to $1.0 million per year from $800,000, effective February 1, 2005. The Committee also granted to Ms. Barnes a stock option for 250,000 shares of Sara Lee common stock at an exercise price of $21.635 per share and 83,333 service-based restricted stock units. Both the stock option and the restricted stock units will vest in three equal installments on each of May 3, 2006, 2007 and 2008. Any unvested portions are subject to forfeiture in the event her employment terminates before a vesting date.

As a part of her employment offer, Ms. Barnes was guaranteed a minimum bonus for fiscal year 2005 of $1,320,000. Ms. Barnes subsequently requested, and the Committee approved her request, that the portion of her guaranteed bonus that is above the amount earned based upon the company’s actual financial results be paid in the form of restricted stock units that will vest on August 31, 2006, subject to her continued employment with the company. Based upon this arrangement Ms. Barnes received a cash bonus payment for fiscal year 2005 of $425,392 and 45,783 restricted stock units.

Tax Deductibility of Compensation

The Internal Revenue Code contains a provision that limits the tax deductibility of certain compensation paid to name executive officers. This provision disallows the deductibility of certain compensation in excess of $1.0 million per year unless it is considered performance-based compensation under the tax code. We have adopted policies and practices that should ensure the maximum tax deduction possible under Section 162(m) of the tax code of Sara Lee’s annual bonus payments and awards under the Executive Management Long-Term Incentive Program. However, we reserve the right to forgo any or all of the tax deduction if we believe it to be in the best long-term interests of Sara Lee’s stockholders.

Summary

We believe the compensation programs of Sara Lee are designed and administered in a manner consistent with the company’s executive compensation philosophy and guiding principles. The programs continue to emphasize the retention of key executives and rewarding them appropriately for positive results. We continually monitor these programs and change them in recognition of the dynamic, global marketplace in which Sara Lee competes for talent. Sara Lee will continue to emphasize pay-for-performance and equity-based incentive programs that reward executives for results that are consistent with stockholders interests.

Compensation and Employee Benefits Committee

J. T. Battenberg III, Chairperson, Charles W. Coker, Willie D. Davis,

Vernon E. Jordan, Jr., Cornelis J.A. van Lede and

Joan D. Manley

Performance Graph

Comparison of Five-Year Cumulative Total Stockholder Return as of July 2

	2000	2001	2002	2003	2004	2005
Sara Lee	100	101	113	106	134	120
S&P Peer Composite	100	126	149	140	173	184
S&P 500	100	85	70	70	83	89

Sara Lee utilizes a weighted composite of the S&P Packaged Foods & Meats, Household Products (Non-Durables) and Apparel, Accessories and Luxury Goods Indices because no single standardized industry index represents a comparable peer group. As of July 18, 2005, the three indices were comprised of the following companies: the S&P Packaged Foods & Meats Index — Campbell Soup Company, ConAgra Foods Inc., General Mills, Inc., Hershey Foods Corporation, H.J. Heinz Company, Kellogg Company, McCormick & Company Inc., Sara Lee Corporation and Wm. Wrigley Jr. Company; the S&P Household Products Index — The Clorox Company, Colgate-Palmolive Company, Kimberly-Clark Corporation, and The Procter & Gamble Company; and the S&P Apparel, Accessories and Luxury Goods Index — Coach, Inc., Jones Apparel Group Inc., Liz Claiborne, Inc. and VF Corporation. The returns on the Peer Composite index were calculated as follows: at the beginning of each fiscal year the amount invested in each S&P industry sector index was equivalent to the percentage of Sara Lee’s operating profits in its food and beverage, household products and branded apparel businesses, respectively, for the preceding year. As a result, the investment allocation was re-weighted each year to reflect the profit percentage change that occurred in Sara Lee’s business mix during the prior year.

Summary Compensation Table

C. Steven McMillan served as Sara Lee’s Chief Executive Officer through February 9, 2005, and Brenda C. Barnes served as Chief Executive Officer for the remainder of fiscal year 2005. Accordingly, the table below shows before-tax compensation for both Mr. McMillan and Ms. Barnes, and for the four next highest compensated executive officers of Sara Lee.

		Annual Compensation				Long-Term Compensation		All Other Compensation ($)(4)
Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)		Other Annual Compensation ($)(2)	Restricted Stock Awards ($)(1)(3)	Securities Underlying Options (#)
C. Steven McMillan Chairman and former Chief Executive Officer	2005 2004 2003	1,189,500 1,164,167 1,129,167	539,081 2,732,882 3,686,729		195,065 223,926 227,978	4,545,943 4,043,881 1,544,750	342,287 647,402 826,286	205,582 279,020 228,870
Brenda C. Barnes (5) President and Chief Executive Officer	2005 2004	883,333 6,154	425,392 10,154		96,527 —	5,065,038 —	250,000 257,300	27,662 —
L.M. (Theo) de Kool Executive Vice President, Chief Financial and Administrative Officer	2005 2004 2003	596,000 444,167 395,833	370,871 718,617 839,167		344,850 411,463 335,504	4,795,498 802,339 277,500	72,397 69,954 306,894	71,807 24,318 21,229
Lee A. Chaden Executive Vice President; Chief Executive Officer, Sara Lee Branded Apparel	2005 2004 2003	646,400 535,901 478,333	1,062,682 874,590 948,647	(6)	103,553 348 1,140	1,532,712 854,330 216,450	71,488 129,949 122,705	108,658 80,421 74,993
Roderick A. Palmore Executive Vice President, General Counsel and Secretary	2005 2004 2003	510,000 411,564 383,333	286,569 629,804 751,908		— — —	2,044,868 585,135 185,000	51,360 63,189 42,848	50,803 37,592 47,925
Richard A. Noll Senior Vice President; Chief Operating Officer, Sara Lee Branded Apparel	2005 2004 2003	468,333 439,583 400,000	666,154 669,136 195,920		9,121 — —	802,003 729,565 297,618	55,263 33,538 22,620	77,773 50,539 51,360

(1)	In fiscal 2005, Ms. Barnes received 45,783 restricted stock units in lieu of a portion of her cash annual incentive bonus, and in fiscal 2004, 25% of the annual incentive bonus paid to each named executive officer (except Ms. Barnes) was paid in restricted stock units. The fair market value of these restricted stock units is reported in the “Restricted Stock Awards” column for the applicable fiscal year. In fiscal 2003, 25% of the annual incentive bonus paid to each named executive officer was paid in shares of common stock, and the fair market value of these shares is reported in the “Bonus” column for fiscal year 2003.
(2)	“Other Annual Compensation” includes the aggregate incremental costs to Sara Lee of providing certain non-cash compensation to the named executive officers. Included are amounts for:

Mr. McMillan	—

personal use of corporate automobile ($43,560 in fiscal 2005); payment of certain medical expenses not covered by insurance ($53,256 in fiscal 2005); and personal use of corporate aircraft ($127,076 in fiscal 2004 and $130,397 in fiscal 2003).

In fiscal 2005, Mr. McMillan was scheduled to undergo a surgical procedure that would have required him to be absent from work for an extended period of time. Sara Lee elected to pay a portion of the medical costs associated with an alternative surgical technique that was not covered by his insurance and that significantly shortened his absence from the office.

Ms. Barnes	—

personal use of corporate aircraft ($77,317 in fiscal 2005).

Beginning in fiscal year 2005, Sara Lee requires its executive officers to reimburse the company for the incremental costs associated with their personal use of corporate aircraft; however, FAA rules limit the amount of reimbursement Sara Lee can accept for each flight. As a result, an executive officer may be precluded from reimbursing Sara Lee for the full incremental costs associated with certain personal flights. During fiscal 2005, changes in the tax law increased the incremental cost to Sara Lee of personal use of its corporate aircraft. The amount reported in this column in fiscal 2005 for Ms. Barnes equals the excess of Sara Lee’s incremental cost for her personal use of corporate aircraft over the maximum amount she was allowed to reimburse Sara Lee.

Mr. de Kool	—	cost of living adjustments and housing provided by Sara Lee paid in accordance with Sara Lee policies applicable generally to employees assigned to locations outside their home countries ($187,140 in fiscal 2005, $187,351 in fiscal 2004 and $195,781 in fiscal 2003).

Mr. Chaden	—	financial advisory services ($18,483 in fiscal 2005); and club membership dues ($35,000 in fiscal 2005).

(3)	Amounts represent the market value of restricted stock units (“RSUs”) based on the closing price per share of Sara Lee common stock on the date of grant. The RSUs vest if and only to the extent that the executive officer continues to be employed by, or retires or receives severance from, Sara Lee or, for performance-based RSUs, the specific performance goals are achieved. Upon vesting, each RSU will be converted into one share of Sara Lee common stock. This column includes (i) 83,333 RSUs granted to Ms. Barnes on May 3, 2005 in recognition of her promotion to Chief Executive Officer, which vests in three equal annual installments; (ii) 45,783 RSUs granted to Ms. Barnes on August 25, 2005 in lieu of a portion of her fiscal 2005 cash annual incentive bonus, which vests on August 25, 2006; (iii) RSUs granted on August 26, 2004 to each of the indicated executive officers in lieu of 25% of their fiscal 2004 annual incentive bonus, which RSUs vested on July 2, 2005: Mr. McMillan, 41,007 shares; Mr. de Kool, 10,783 shares; Mr. Chaden, 13,123 shares; Mr. Palmore, 9,450 shares; and Mr. Noll, 10,040 shares; (iv) RSUs granted on August 26, 2004 to each of the indicated executive officers, which RSUs vest over three years in equal annual increments: Ms. Barnes, 53,580; Mr. de Kool, 26,790 shares; Mr. Chaden, 34,505 shares; Mr. Palmore, 20,360 shares; and Mr. Noll, 18,055 shares; and (v) RSUs granted on August 28, 2003 to each of the indicated executive officers, which RSUs vest over three years in equal annual increments: Mr. McMillan, 83,500 shares; Mr. de Kool, 15,000 shares; Mr. Chaden, 15,000 shares; Mr. Palmore, 20,000 shares; and Mr. Noll, 13,500 shares. Dividend equivalents granted on the RSUs during the vesting period are escrowed and the dividend equivalents are distributed at the end of the vesting period in the same proportion as the restricted stock units vest. For RSUs granted prior to fiscal 2005, interest accrues on the escrowed dividend equivalents and will be paid at the end of the vesting period with the accrued dividend equivalents. To the extent an executive officer terminates employment with Sara Lee or the applicable performance goals, if any, are not attained, the RSUs, and the escrowed dividend equivalents and interest, if any, are forfeited. In the event of a change of control, any RSUs held by the executive officers will vest in full. The market value and the aggregate number of all restricted stock units held by each executive officer named above as of July 1, 2005, the last business day of fiscal 2005 (based on the $19.65 closing price per share of Sara Lee common stock on that day), were as follows: Mr. McMillan, $8,397,349 (427,346); Ms. Barnes, $3,743,187 (190,493); Mr. de Kool, $4,923,209 (250,545); Mr. Chaden, $2,077,202 (105,710); Mr. Palmore, $2,223,358 (113,148); and Mr. Noll, $1,464,122 (74,510).
(4)	The amounts reported in this column for fiscal year 2005 consist of: (i) matching contributions under Sara Lee’s 401(k) Plan and amounts allocated under a supplemental benefit plan to the following officers: Mr. McMillan, $185,112; Ms. Barnes, $11,193; Mr. de Kool, $23,719; Mr. Chaden, $69,798; Mr. Palmore, $21,414; and Mr. Noll, $63,858; (ii) $4,889 of interest accrued at above-market rates (as defined by the rules of the Securities and Exchange Commission) on compensation for prior periods deferred by Mr. McMillan; and (iii) premiums paid by Sara Lee in connection with universal life insurance policies that are owned by the following officers: Mr. McMillan, $15,581; Ms. Barnes, $16,469; Mr. de Kool, $48,088; Mr. Chaden, $38,860; Mr. Palmore, $29,389; and Mr. Noll, $13,915.
(5)	Ms. Barnes joined Sara Lee in July 2004, so she did not receive any compensation from Sara Lee in fiscal 2003.
(6)	In connection with Mr. Chaden’s appointment as Chief Executive Officer of Sara Lee Branded Apparel, Sara Lee agreed that his annual incentive bonus for fiscal 2005 would be not less than 164.4% of his fiscal 2005 base salary. His bonus for subsequent fiscal years is not guaranteed. See “Employment and Retirement Agreements.”

Option Grants in Last Fiscal Year

The following table gives information on stock options granted during fiscal year 2005.

Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year		Exercise Price ($/sh)(2)	Expiration Date(2)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
						5% (3) ($)	10% (3) ($)
C. Steven McMillan	Restoration Grants 9,096 25,041 71,825 236,325	0.25% 0.70% 2.01% 6.60%		23.815 23.815 23.815 23.815	8/28/2007 1/27/2010 8/29/2012 8/30/2011	34,145 164,761 816,693 2,291,194	71,702 364,079 1,956,123 5,339,456
Brenda C. Barnes	250,000	6.98%		21.64	5/3/2015	3,401,534	8,620,155
Theo de Kool	Restoration Grants 17,690 13,584 10,406 11,151 5,310 5,943 6,689 1,624	0.49% 0.38% 0.29% 0.31% 0.15% 0.17% 0.19% 0.05%		22.745 22.745 23.325 23.325 23.325 23.325 23.325 23.325	4/27/2010 8/29/2012 4/27/2010 4/27/2010 4/27/2010 6/29/2010 8/29/2012 6/29/2010	136,841 147,518 67,059 71,860 34,291 47,144 74,493 12,883	310,445 353,332 148,183 158,792 75,615 106,954 178,424 29,227
Lee A. Chaden	Restoration Grants 16,806 35,329 9,153 10,200	0.47% 0.99% 0.26% 0.29%		23.50 23.50 23.50 23.50	4/27/2010 4/27/2010 8/28/2007 8/29/2012	109,115 229,378 33,904 114,446	241,115 506,865 71,197 274,118
Roderick A. Palmore	Restoration Grants 8,585 42,775	0.24 1.20	% %	24.20 24.20	8/29/2012 8/28/2007	99,195 163,166	237,589 342,636
Richard A. Noll	Restoration Grants 10,799 44,464	0.30 1.24	% %	23.22 23.22	8/29/2012 8/28/2007	119,723 162,741	286,758 341,742

(1)	“Restoration Grants” refer to restoration stock options, which are intended to promote increased employee share ownership by encouraging the early exercise of existing options. Restoration stock options are subject to the same terms and conditions, including the expiration dates, as the original stock options they replace, except that the exercise price of a restoration option equals 100% of the fair market value of the common stock on the date of grant of the restoration option. As of July 2, 2005, Sara Lee has eliminated the restoration option feature from its stock option program.
(2)	The exercise price equals 100% of the fair market value of the common stock on the date of grant, and the option may be exercised for 10 years. Restoration options are immediately exercisable. In the event of a change of control of Sara Lee, options held by the named executive officers will vest in full.
(3)	The potential realizable value assumes that the fair market value of Sara Lee common stock on the date the option was granted appreciates at the indicated annual growth rate (which is set by the rules of the Securities and Exchange Commission), compounded annually, for the option term. These growth rates are not intended by Sara Lee to forecast future appreciation, if any, of the price of common stock, and Sara Lee expressly disclaims any representation to that effect.

Option Exercises and Fiscal Year-End Values

The following table shows the number and value of stock options (exercised and unexercised) for Mr. McMillan, Ms. Barnes, and Messrs. de Kool, Chaden, Palmore and Noll during fiscal year 2005.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) (1)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($) (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
C. Steven McMillan	368,903	1,016,645	2,829,247	83,333	—	92,500
Brenda C. Barnes	-—	-—	85,767	421,533	—	—
Theo de Kool	79,131	304,103	423,138	15,000	-—	16,650
Lee A. Chaden	77,056	219,757	533,817	11,667	—	12,950
Roderick A. Palmore	186,371	516,513	187,030	10,000	—	11,100
Richard A. Noll	60,739	188,263	358,034	15,833	1,633	14,692

(1)	Represents the number of shares of common stock underlying options held by each named executive officer.
(2)	Calculated based on the closing price of Sara Lee common stock on July 1, 2005 (the last business day of the fiscal year) of $19.65 less the option exercise price. An option is in-the-money if the market value of the common stock subject to the option is greater than the exercise price.

Employment and Retirement Agreements

On May 4, 2005, Sara Lee entered into a Retirement Agreement with C. Steven McMillan relating to Mr. McMillan’s retirement as Chairman of the Board and as a director of Sara Lee on October 27, 2005 and his retirement from employment with Sara Lee on December 31, 2005. Until December 31, 2005, Mr. McMillan has agreed to devote his full time and attention to implementing Sara Lee’s Transformation plan, under the direction of Sara Lee’s Board of Directors and Chief Executive Officer, and will continue to receive his current compensation and benefits. Since Mr. McMillan agreed to the Board of Directors’ request to advance his retirement timing to avoid a change in leadership during the company’s five-year Transformation plan, he is entitled to receive separation benefits under Sara Lee’s Severance Plan for Corporate Officers adopted in June 2002 and described below (the “Plan”). The agreement is consistent with the terms of the Severance Plan and Sara Lee’s standard retirement program for executives. The agreement provides that during the 30-month period commencing on January 1, 2006 (the “Salary Continuation Period”), Mr. McMillan will receive aggregate “Salary Continuation Payments” of $6,004,290, consisting of salary and a pro rata portion of his bonus under Sara Lee’s annual incentive program. The Salary Continuation Payments will not begin until July 1, 2006, which is six months after the Retirement Date, in order to avoid the imposition of an excise tax under the American Jobs Creation Act of 2004. Mr. McMillan also will be eligible to receive, subject to the determination of the Compensation and Employee Benefits Committee of Sara Lee and achievement of specific performance goals under the terms of Sara Lee’s annual incentive program, (i) an annual incentive bonus for fiscal 2005, and (ii) a pro rata portion of his maximum annual incentive potential for fiscal 2006, up to a maximum of $604,200, which reflects his employment for only six months of fiscal 2006. For purposes of determining Mr. McMillan’s pension benefits, the Salary Continuation Period will be included in the calculation of his vesting and credited service and the Salary Continuation Payments will be factored into the calculation of his final average compensation.

During the Salary Continuation Period, Mr. McMillan’s outstanding stock options and restricted stock unit awards will continue to vest and be exercisable or distributable in accordance with their existing terms and the provisions of the Plan, and will be treated in the same manner as awards held by actively employed Plan participants in the event a change in control of the company occurs during the Salary Continuation Period. The terms of his restricted stock unit awards will not be affected, except that 102,340 restricted stock units that were subject to vesting based on Sara Lee’s three-year total stockholder return have been modified to vest based upon the achievement of the performance targets specified under Sara Lee’s Executive Management Long-Term Incentive Program for Fiscal Years 2005-2007. Shares will be distributed to Mr. McMillan at the same time as other participants in these plans receive their awards for the applicable grants. After the Salary Continuation Period, Mr. McMillan will be considered a retiree under the equity compensation plans applicable to such awards.

During the Salary Continuation Period, Mr. McMillan will be eligible for continued medical and dental coverage and other specified employee benefits available to similarly situated officers of Sara Lee. Mr. McMillan also will be entitled to reimbursement of up to $36,000 during calendar 2006 for financial counseling and tax preparation expenses, will receive secretarial support until the earlier of December 2012 or the date he accepts full time employment with another employer. He also will have continued use of his leased automobile until the earliest of the end of the Salary Continuation Period, the end of the current lease or the date he accepts full time employment with another employer. In the agreement, Mr. McMillan provides Sara Lee and its affiliates a general liability release and waiver, and he agrees to comply with standard non-competition, non-solicitation, non-disparagement and confidentiality provisions.

On January 11, 2005, Sara Lee entered into an agreement with Lee A. Chaden relating to his continuing service as Chief Executive Officer of Sara Lee Branded Apparel. Sara Lee generally does not sign employment agreements with its executive officers; however, Sara Lee determined that a written agreement would help ensure continuity of management of the Branded Apparel Americas/Asia business, which will be spun off as part of the Transformation plan. Under the agreement, Mr. Chaden agreed to relocate from Chicago to Winston-Salem, North Carolina, and to serve as Chief Executive Officer of Sara Lee Branded Apparel until at least the end of fiscal year 2006. Sara Lee agreed that Mr. Chaden’s annual incentive bonus for fiscal 2005 would be no less than 164.4% of his fiscal 2005 base salary, but would not be guaranteed for subsequent fiscal years. Sara Lee also agreed to provide Mr. Chaden’s family with housing in North Carolina during his assignment and a $600,000 renovation allowance, and to sell his existing residence in Chicago pursuant to Sara Lee’s relocation program. Mr. Chaden pays Sara Lee a monthly housing cost offset designed to make his North Carolina housing costs equivalent to his prior Chicago housing costs. Mr. Chaden has a right of first refusal to purchase the North Carolina residence and the furnishings for their fair market value at any time through December 31, 2006. Upon his retirement, Mr. Chaden will be entitled to receive benefits under Sara Lee’s relocation program.

Severance Plan

Sara Lee’s Severance Plans for Corporate Officers provide that, if an officer’s employment is terminated without cause, the officer will receive between 12 and 24 months of salary as severance payments. The actual amount of severance payments is determined based upon the officer’s position, length of service and age. A terminated officer also would receive partial payment under any incentive plans applicable to the fiscal year in which the termination occurs. The terminated officer’s participation in Sara Lee’s medical, dental and Executive Life Insurance plans and Supplemental Benefit plans (which provide non-qualified retirement benefits) would continue for the same number of months for which he or she is receiving severance payments. The terminated officer’s participation in all other benefit plans ceases as of the date of termination of employment. At the discretion of Sara Lee’s Chief Executive Officer, the severance payments may (i) be increased by up to six months’ salary, if the terminated officer is 50 years of age or older, or up to three months’ salary, if the terminated officer is 40 to 49 years of age, and (ii) include an additional prorated portion of the terminated officer’s target annual incentive bonus for the severance period, provided that such payments do not exceed 50% of the maximum annual incentive bonus. Severance payments terminate if the terminated officer becomes employed by a competitor of Sara Lee.

The Plan also provides for severance pay and continuation of certain benefits if an officer’s employment is terminated involuntarily within two years following a change in control, or within six months prior to a change in control. The Plan provides that terminated officers, including the executive officers named in the Summary Compensation Table, will receive two or three times their base pay (including salary and bonus), a pro-rated portion of their annual bonus based upon the target bonus rate in effect on the date of termination, and continuation of some of the existing employee benefits during the severance period. In the event that any payments made in connection with a change in control would be subjected to the excise tax imposed by Section 4999 of the Internal Revenue Code, Sara Lee will make tax equalization payments with respect to the officer’s compensation for all federal, state and local income and excise taxes, and any penalties and interest, but only if the total payments made in connection with a change in control exceed three hundred thirty percent (330%) of such officer’s “base amount” (as determined under Section 280G(b) of the Internal Revenue Code). Otherwise, the payments made to such officer in connection with a change in control that are classified as parachute payments will be reduced so that the value of the total payments to such officer is one dollar ($1) less than the maximum amount such officer may receive without becoming subject to the tax imposed by Section 4999 of the Internal Revenue Code. In addition, all of the terminated officer’s options and restricted stock units would vest on the date the change of control is consummated. Generally, a “change in control” will be deemed to occur in the event of (i) certain acquisitions of 20% or more of the voting power of the then outstanding capital stock of Sara Lee, (ii) the consummation of a reorganization, merger or consolidation of Sara Lee or a sale or other disposition of all or substantially all of Sara Lee’s assets (unless, among other conditions, the stockholders of Sara Lee immediately prior to the transaction hold in substantially the same proportion, immediately after the transaction, more than 50% of the combined voting power of the entity resulting from the transaction), (iii) the consummation of a plan of complete liquidation or dissolution of Sara Lee, or (iv) a change in the Board such that the Continuing Directors (as defined below) cease to constitute at least a majority of the Board. The term “Continuing Director” is defined to mean (i) any member of the Board who was a member of the Board immediately after the 2002 Annual Meeting and (ii) any individual who becomes a director of Sara Lee after the 2002 Annual Meeting whose election or nomination for election was approved by the vote of at least a majority of the Continuing Directors then comprising the Board.

Retirement Plans

The following table shows the approximate annual pension benefits payable under Sara Lee’s qualified U.S. pension plan, as well as a nonqualified supplemental benefit plan. The compensation covered by the pension program is based on an employee’s average annual salary and cash bonus for the highest five consecutive years in the last ten years. The amounts payable under the pension program are computed on the basis of a straight-life annuity and are not subject to deduction for Social Security benefits or other amounts.

Final Average Compensation	Estimated Annual Normal Retirement Pension Based Upon the Indicated Credited Service
	10 Years	15 Years	25 Years	35 Years
$ 750,000	$131,250	$196,875	$328,125	$459,375
1,000,000	175,000	262,500	437,500	612,500
1,250,000	218,750	328,125	546,875	765,625
1,500,000	262,500	393,750	656,250	918,750
1,750,000	306,250	459,375	765,625	1,071,875
2,000,000	350,000	525,000	875,000	1,225,000
2,250,000	393,750	590,625	984,375	1,378,125
2,500,000	437,500	656,250	1,093,750	1,531,250
2,750,000	481,250	721,875	1,203,125	1,684,375
3,000,000	525,000	787,500	1,312,500	1,837,500
3,250,000	568,750	853,125	1,421,875	1,990,625
3,500,000	612,500	918,750	1,531,250	2,143,750

As of September 5, 2005, Ms. Barnes had one year of credited service and Messrs. McMillan, Chaden, Palmore and Noll had 27, 13, 9 and 13 years of credited service, respectively, under the U.S. pension plan. Ms. Barnes receives one additional month of credited service in the U.S. pension plan for each full calendar month of active participation. This additional benefit is provided entirely through the company’s nonqualified supplemental benefit plan.

Mr. de Kool currently participates in the U.S. pension plan and additionally has prior non-U.S. service credited under the pension plan of Sara Lee International B.V., a Dutch subsidiary of Sara Lee. As of September 1, 2005, Mr. de Kool had 3 years of credited service under the U.S. pension plan and 9 years of credited service under the Dutch pension plan. Mr. de Kool’s participation in the Dutch plan currently is suspended due to his participation in the U.S. plan. Mr. de Kool’s annual normal retirement pension is Euro 62,574 under the Dutch pension plan. Pension benefits payable under the pension plans of Sara Lee International B.V. also are based on an employee’s annual salary and cash bonus, and are computed on the basis of a straight-life annuity.

The nonqualified benefits accrued by Messrs. McMillan and Chaden are funded with periodic payments made by Sara Lee to trusts established by the executives. This program had been available to officers of Sara Lee if the present value of their accrued benefit exceeded $100,000 and they were age 55 and older, or $300,000 if they had not yet attained age 55. Sara Lee discontinued this program beginning in 2004 and allowed those already participating in the program to continue their participation under its original terms and conditions.

Section 16(a) Beneficial Ownership Reporting Compliance

Based on its review of filings made with the SEC and representations made by the reporting persons, Sara Lee believes that during fiscal 2005, its executive officers and directors timely filed all reports that were required to be filed under Section 16(a) of the Securities Exchange Act of 1934.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee of Sara Lee’s Board of Directors is composed of five independent directors and operates under a written Charter adopted by the Board of Directors. The Committee held five meetings during the last fiscal year. The Audit Committee has selected, subject to stockholder ratification, PricewaterhouseCoopers LLP (“PWC”) as Sara Lee’s independent registered public accountants for the 2006 fiscal year. The Committee discussed its selection with the Board of Directors and the Board unanimously ratified the selection of PWC.

Management is responsible for Sara Lee’s internal controls and the financial reporting process. The independent registered public accountants are responsible for performing an independent audit of Sara Lee’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. As provided in its Charter, the Committee’s responsibilities include oversight of these processes.

In this context, and in accordance with its Charter, the Committee has met and held discussions with management and the independent registered public accountants. The Committee meets separately at each meeting with Sara Lee’s internal auditors and the independent registered public accountants. Management represented to the Committee that Sara Lee’s audited consolidated financial statements for the fiscal year ended July 2, 2005 (the “Financial Statements”), were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the Financial Statements with management and the independent registered public accountants. The Committee also discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards).

In addition, the Committee has received from the independent registered public accountants the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent registered public accountants the accountants’ independence from Sara Lee and its management. The Committee considered the non-audit services that the independent registered public accountants provided in fiscal year 2005 and determined that the provision of those services is compatible with and does not impair the accountants’ independence. In accordance with the Sarbanes-Oxley Act of 2002, the Committee pre-approves all audit and non-audit services performed by the independent registered public accountants.

In fulfilling its oversight responsibility of reviewing the services performed by Sara Lee’s independent registered public accountants, the Committee carefully reviews its policies and procedures for the engagement of the independent registered public accountants. The Committee also discussed with Sara Lee’s internal auditors and the independent registered public accountants the overall scope and plans for their respective audits. The Committee met with the internal auditors and the independent registered public accountants, with and without management present, to discuss the results of their examinations, the evaluations of Sara Lee’s internal controls, and the overall quality of Sara Lee’s financial reporting. The Committee also reviewed and discussed with the independent registered public accountants the fees paid to the independent registered public accountants, which fees are described following this report.

Based on the Committee’s review and discussions of the matters referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the Financial Statements be included in Sara Lee’s Annual Report on Form 10-K for the year ended July 2, 2005, for filing with the Securities and Exchange Commission.

Audit Committee

James S. Crown, Chairperson, J. T. Battenberg III, Willie D. Davis,

Laurette T. Koellner, Joan D. Manley

Audit Fees

PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) was Sara Lee’s principal auditor for fiscal year 2005. Aggregate fees for professional services rendered for Sara Lee by PricewaterhouseCoopers for the fiscal years ended July 2, 2005 and July 3, 2004 were as follows (in millions):

	Fiscal Year Ended July 2, 2005	Fiscal Year Ended July 3, 2004
Audit Fees	$22.7	$9.5
Audit-Related Fees	1.1	4.2
Tax Fees	1.9	1.5
All Other Fees	.2	0.1

	$25.9	$15.3

Audit Fees were for professional services rendered for the audit of Sara Lee’s consolidated financial statements and internal control over financial reporting, carve-out financial statements of businesses that Sara Lee is preparing to divest, and the issuance of comfort letters and consents in connection with documents filed by Sara Lee with the Securities and Exchange Commission. The significant increase in Audit Fees in fiscal 2005 primarily was due to costs associated with the audit of Sara Lee’s internal controls, as required by the Sarbanes-Oxley Act, and the audit of carve-out financial statements of businesses that Sara Lee is preparing to divest.

Audit-Related Fees were for accounting consultations and the assessment of risk management controls in connection with Sara Lee’s implementation of Section 404 of the Sarbanes-Oxley Act of 2002, and accounting consultations relating to proposed transactions.

Tax Fees were related to tax compliance, tax planning and tax advice related to a number of projects. The more significant projects involved the review of plans to reduce taxes in certain foreign jurisdictions, advice on the amortization of intangibles for tax purposes, consolidated loss issues, tax treatment on the disposition of certain assets and requirements on elections, statements and reporting for tax returns.

All Other Fees were principally comprised of customs consultancy services and other technical research and assistance.

Representatives of PricewaterhouseCoopers will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Audit Committee Pre-Approval Policies and Procedures

On an ongoing basis, management of Sara Lee defines and communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Committee approves the engagement of PricewaterhouseCoopers. On a periodic basis, Sara Lee’s management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The projects and categories of service are as follows:

Audit — These fees include the cost of professional services to audit Sara Lee’s financial statements and internal control over financial reporting. The cost of the annual audit includes costs associated with the quarterly review of financial statements performed in connection with the audit and scope modifications initiated during the course of the audit work. The Committee separately pre-approves a budget for services related to audits of carve-out financial statements of businesses that Sara Lee is preparing to divest, the issuance of comfort letters and consents, the review of documents filed with the Securities and Exchange Commission and the review of unique transactions that may arise during the course of the year.

Audit-Related Services — The Committee separately pre-approves budgets for services related to accounting consultations and the assessment of risk management controls in connection with the implementation of Section 404 of the Sarbanes-Oxley Act of 2002.

Tax — The Committee separately pre-approves a budget for services related to tax compliance and planning issues. The specific types of tax services approved include (a) the review of tax returns; (b) assistance with tax examinations and elections; (c) the provision of customs consultancy services, and (d) advice regarding tax codes including interpretations, procedures and private letter rulings thereof, or their equivalent in applicable jurisdictions, in the areas of income tax, value added tax, sales and use tax, and excise taxes.

Other Services — Other services are pre-approved on an engagement-by-engagement basis.

PROPOSAL 2: RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS FOR THE 2006 FISCAL YEAR

The Audit Committee has appointed PricewaterhouseCoopers to serve as Sara Lee’s independent registered public accountants for its fiscal year ending July 1, 2006. The Audit Committee and the Board of Directors seek to have the stockholders ratify the Audit Committee’s appointment of PricewaterhouseCoopers, which has served as Sara Lee’s independent registered public accountants since 2002. Representatives of PricewaterhouseCoopers will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. If the appointment of PricewaterhouseCoopers is not ratified by the stockholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of PricewaterhouseCoopers.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE 2006 FISCAL YEAR.

PROPOSAL 3: APPROVAL OF THE SARA LEE CORPORATION 2005 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors believes it is in the best interests of the company to encourage stock ownership by employees of the company. Accordingly, in 1978 Sara Lee adopted the Sara Lee Corporation Employee Stock Purchase Plan (the “Americas ESPP”) to allow employees in the United States, Canada and Puerto Rico to purchase shares of common stock of the company. Since 1978, Sara Lee stockholders have authorized the issuance and sale of up to an aggregate of 60,000,000 shares (120,000,000 shares, adjusted for stock splits) of Sara Lee common stock under the Americas ESPP. This stockholder approval allowed employees’ purchases of shares of common stock to potentially qualify for the favorable U.S. Federal income tax treatment described below (referred to herein as “Favorable Section 423 Treatment”).

In addition, the company previously adopted the Sara Lee Corporation International Employee Stock Purchase Plan, which is open to employees resident in selected countries other than the United States, Canada and Puerto Rico (the “International ESPP”). The Board authorized the sale of up to 2,000,000 shares (4,000,000 shares adjusted for the December 1998 stock split) of Sara Lee common stock under the International ESPP.

The Americas ESPP has run out of shares of common stock previously authorized by stockholders necessary to qualify for Favorable Section 423 Treatment. As a result, the Compensation and Employee Benefits Committee (the “Committee”) of the Board of Directors recently approved, and recommended that the Board of Directors approve, the merger of the Americas ESPP and the International ESPP so that when shares were issued in accordance with the Americas ESPP, such shares (i) were deemed to have been duly authorized, validly issued and outstanding, fully paid and non-assessable and (ii) were deemed to have directly reduced the number of authorized shares in the International ESPP.

The Board of Directors approved the recommendation of the Committee and effected the merger of the Americas ESPP and the International ESPP by adopting the Sara Lee Corporation 2005 International Employee Stock Purchase Plan (the “2005 ESPP”). In addition, the Board of Directors approved the sale of up to 3,500,000 shares of common stock under the 2005 ESPP. The Board of Directors’ approval was subject to the following conditions: (i) that any shares of Sara Lee common stock previously authorized under the Americas ESPP and the International ESPP that had not been issued by August 25, 2005 no longer will be authorized or reserved for issuance under those prior plans (or under the 2005 ESPP) so that, on and after August 25, 2005, the maximum number of shares authorized under the 2005 ESPP is 3,500,000 shares, and (ii) that, in order to secure Favorable Section 423 Treatment, stockholders be requested to approve sales of common stock authorized under the 2005 ESPP, including any sales made within the 12 months prior to the date of such stockholder approval. The shares to be purchased by participants through the 2005 ESPP will come from authorized but unissued shares of Sara Lee common stock.

The 2005 ESPP covers employees of Sara Lee and its participating subsidiaries in Australia, Canada, France, Germany, Italy, Puerto Rico, Spain, the United States, and any other country to which the 2005 ESPP is extended by the Committee. The shares authorized under the 2005 ESPP will be allocated among employees in those countries as determined by the Committee, in its discretion. However, for purposes of securing Favorable Section 423 Treatment, stockholders are asked to authorize the issuance of all shares described in the 2005 ESPP to employees in the United States.

A summary of the principal features of the 2005 ESPP is provided below, but is qualified in its entirety by reference to the full text of the 2005 ESPP, which is printed as Appendix B to this proxy statement.

Administration and Eligibility

The 2005 ESPP is administered by the Committee, which has the authority to make rules and regulations governing the administration of the 2005 ESPP. The Committee may delegate the administration of the 2005 ESPP in accordance with the terms of the 2005 ESPP. An “eligible employee” means an employee of Sara Lee or any of its participating subsidiaries in Australia, Canada, France, Germany, Italy, Puerto Rico, Spain or the United States who meets the eligibility requirements set forth in the 2005 ESPP applicable to each country. The general terms and conditions of the 2005 ESPP apply to all participants; however, specific plan rules have been adopted for each country to conform to local laws and regulations.

Participation and Terms

An eligible employee may participate in the 2005 ESPP at any time by completing an authorization form and filing it with the appropriate payroll office. The Committee, in its discretion, may establish a minimum payroll deduction. Such deductions commence with the pay period beginning after such form is filed and recorded in the appropriate payroll office and continue until the participant terminates participation in the 2005 ESPP or until the 2005 ESPP is terminated.

Subject to the minimum and maximum deductions set forth under the 2005 ESPP, a participant may change the amount of his or her payroll deduction no more than twice in each calendar year by filing a new authorization form with the appropriate payroll office. The change shall not become effective earlier than the first payroll period in the next succeeding Offer Period, after the authorization form is received and recorded by the appropriate payroll office. “Offer Period” means a three month period beginning on the first Monday of each February, May, August and November respectively, and ending on the first Monday of the next succeeding three month period. If no shares are sold on that first Monday, then the Offer Period shall commence or end as the case may be on the next succeeding day on which there is a sale.

The “Purchase Price” per share shall be determined by the Committee, in its discretion, for each Offer Period, provided, however, that in no event shall the Purchase Price be less than 85% of the fair market value in United States Dollars of such share on the Purchase Date. The fair market value per share on any Purchase Date shall be the average between the highest and lowest quoted selling price per share on the Composite Tape on each such date. Subsequent to adoption of the 2005 ESPP, the Committee considered the impact of new accounting rules on employee stock purchase plans such as the 2005 ESPP and agreed to eliminate entirely any discount aspect of sales of common stock under the 2005 ESPP (notwithstanding the Favorable Section 423 Treatment of any such discount) beginning in November 2005.

Amendment and Termination

Sara Lee or its participating subsidiaries may, at any time or from time to time, amend the 2005 ESPP to comply with the requirements of legislation or any regulatory body in the United States. Sara Lee may, at any time or from time to time, amend, suspend or terminate the 2005 ESPP. No amendment may be made and no suspension or termination may take effect in respect of rights already accrued to a participant as a holder of shares.

United States Federal Income Tax Consequences

The 2005 ESPP, as applied to employees in the United States, is intended to be an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code. As a result, an employee participant will pay no federal income tax upon enrolling in the 2005 ESPP or upon purchase of shares under the plan. A participant may recognize income and/or gain or loss upon the sale or other disposition of shares purchased under the 2005 ESPP.

Other Information

On August 25, 2005, the closing price of Sara Lee’s common stock was $19.44 per share.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE FOR APPROVAL OF THE SARA LEE CORPORATION 2005 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN.

Equity Compensation Plan Information Table

The following table provides information as of July 2, 2005 regarding the number of shares of Sara Lee common stock that may be issued under Sara Lee’s equity compensation plans.

	(a)		(b)		(c)
Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	58,165,659	(2)(3)	$22.24	(2)(3)	59,957,943	(4)
Equity compensation plans not approved by security holders (5)	4,620,346	(6)	$20.71		5,414,419	(7)
Total	62,786,005				65,372,362

(1)	The table does not include information regarding Sara Lee’s 401(k) Plan. As of July 2, 2005, there were approximately 25.5 million shares of common stock held in this plan.
(2)

Includes options issued in connection with Sara Lee’s acquisition of The Earthgrains Company. Upon consummation of this acquisition, all outstanding options to purchase common stock of the acquired company were converted into options to purchase shares of Sara Lee common stock; however Sara Lee cannot grant any additional awards under this plan. As of July 2, 2005, there were outstanding options to acquire 272,599 shares of Sara Lee common stock, at a weighted average exercise price of $8.83 that were granted in connection with the Earthgrains acquisition.

(3)	Includes 8,087,274 restricted stock units that were outstanding on July 2, 2005 under Sara Lee’s 1995 and 1998 Long-Term Incentive Stock Plans. Restricted stock unit awards do not have an exercise price because their value is dependent upon the achievement of certain performance goals or continued employment over a period of time, and may be settled only for shares of common stock on a one-for-one basis. Also includes 39,582 phantom stock units outstanding under Sara Lee’s deferred compensation program for non-employee directors, which units may be settled only for shares of common stock on a one-for-one basis. Accordingly, the restricted stock units and the phantom stock units have been disregarded for purposes of computing the weighted-average exercise price.
(4)	Does not include 3,500,000 shares of common stock available for issuance under the 2005 International Employee Stock Purchase Plan for which stockholder approval is being sought. See Proposal 3.
(5)	The following plans have not been approved by Sara Lee stockholders: Employee Option & Share Plan for Employees in the Netherlands, Executive Deferred Compensation Plan, U.K. Savings Incentive Plan, Share 2000 Global Stock Plan and Share 2003 Global Stock Plan. The material terms of each of these plans are described following the table.
(6)	Includes 3,504,682 shares to be issued upon exercise of outstanding options and rights granted under the Employee Option & Share Plan For Employees in the Netherlands, Share 2000 Global Stock Plan and Share 2003 Global Stock Plan. There are no options outstanding under the Employee Stock Recognition Plan, or the U.K. Savings Incentive Plan because these plans provide for the direct issuance of shares of Sara Lee common stock, and the rights to acquire shares under these plans do not have an exercise price. Also includes 1,115,664 phantom stock units outstanding under the Executive Deferred Compensation Plan, which units may be settled only for shares of common stock on a one-for-one basis.
(7)	Consists of shares remaining available for future awards under the Employee Option & Share Plan For Employees in the Netherlands and the U.K. Savings Incentive Plan.

Sara Lee has obtained stockholder approval of all of its significant equity compensation plans. Set forth below is a brief description of the material features of each Sara Lee equity compensation plan that was adopted without the approval of Sara Lee’s stockholders and that was in effect as of July 2, 2005.

Employee Option & Share Plan For Employees in the Netherlands (the “Netherlands Plan”)

The terms of the Netherlands Plan were designed to conform to generally accepted criteria for broad-based employee stock plans in the Netherlands, including the legal, tax and accounting regulations of the Netherlands. Under the Plan, Sara Lee employees who have been employed in the Netherlands for at least 12 months may purchase immediately vested, five-year options to acquire shares of Sara Lee common stock. The purchase price of each option is equal to 7.5% of the aggregate exercise price of the option, which equals the value of the option for Netherlands tax purposes. The exercise price of each option granted under the Netherlands Plan equals 100% of the fair market value of Sara Lee common stock on the date of grant. An option may be exercised at any time during the five years following the grant date. The Plan specifies a minimum and a maximum number of options that a participant may purchase in any year.

The Netherlands Plan authorizes the issuance of up to 5,000,000 shares of common stock and, as of July 2, 2005, approximately 3,970,000 shares remained available for future awards.

Executive Deferred Compensation Plan

Sara Lee’s Executive Deferred Compensation Plan permits officers of Sara Lee to defer salary, bonus and long-term incentive payments into either an interest bearing or stock equivalent account. Deferrals in the stock equivalent account are valued as if each deferral were invested in Sara Lee common stock as of the deferral date. Deferred balances are paid out only in shares of Sara Lee common stock, on a one-for-one basis, at future dates specified by the participant. Stock equivalent units do not have voting rights, but are credited with dividend equivalents. The dividend equivalents are paid when shares are issued to the participant. As of July 2, 2005, there were approximately 1,100,000 stock equivalents outstanding in the stock equivalent accounts under this Plan.

U.K. Savings Incentive Plan (the “U.K. SIP”)

The U.K. SIP, which was approved by the Board of Directors in June 2002, provides Sara Lee employees located in the United Kingdom the opportunity to purchase Sara Lee common stock on a pre-tax basis through payroll deductions. Under the U.K. SIP, there are four three-month offering periods during each calendar year, beginning on the first Monday (or next succeeding business day, if Monday is a holiday) of each February, May, August and November.

For each offering period, participating employees purchase shares of Sara Lee common stock at a price equal to the lower of the fair market value of Sara Lee common stock on the first day of the offering period or the fair market value of Sara Lee common stock on the last day of the offering period. The fair market value is equal to the average of the highest and lowest quoted selling price per share of Sara Lee common stock, as reported by the New York Stock Exchange Composite Transaction Tape. For each six shares purchased by a participant, Sara Lee will make a matching contribution of one share to the participant’s account. So long as shares are held in a U.K. SIP account, dividends paid on such shares will be used by the trustee to purchase additional shares of common stock for the participants’ accounts. Participants may sell or transfer shares purchased in the U.K. SIP at any time; however, matching shares contributed by Sara Lee cannot be sold or transferred for three years.

The U.K. SIP authorizes the issuance of up to 1,500,000 shares of common stock and, as of the end of fiscal year 2005, approximately 1,400,000 shares remain to be issued under the plan. The shares purchased by participants under the U.K. SIP come from authorized but unissued shares of Sara Lee common stock. The U.K. SIP is administered by the Compensation Committee, which may delegate its responsibilities to Sara Lee’s Senior Vice President of Human Resources. In the event of a change of control (as defined in the Plan) of Sara Lee, the trustee of the Plan may vote or exchange Sara Lee shares held in the Plan for the acquisition consideration, on the same terms as other Sara Lee stockholders.

Share 2000 Global Stock Plan

The Share 2000 Global Stock Plan (the “Share 2000 Plan”) is a broad-based plan that was adopted in 1997 to enable Sara Lee to make a special stock option grant to its non-officer employees world-wide. On August 28, 1997 (after giving affect to the December 1998 stock-split), Sara Lee granted an option to purchase no more than 200 shares of common stock each, at an exercise price of $20.53 per share, under the Share 2000 Plan to approximately 60,000 Sara Lee employees. The exercise price of the options equaled the average of the high and low sales price of a share of Sara Lee common stock on the New York Stock Exchange on the date of grant. The options generally vested over three years after the date of grant, except that options granted to employees in the Netherlands vested immediately and options granted to employees in France vested in full on August 28, 2002. As of July 2, 2005, no additional options may be granted under the Share 2000 Plan and approximately 2,400,000 shares remain reserved for issuance upon exercise of outstanding options.

Share 2003 Global Stock Plan

The Share 2003 Global Stock Plan (the “Share 2003 Plan”) is a broad-based plan that was adopted in 2000 to enable Sara Lee to make a special stock option grant to managerial level Sara Lee employees resident in various countries, excluding the United States. On April 27, 2000, Sara Lee granted an option to purchase 100 shares of common stock, at an exercise price of $15.47 per share, under the Share 2003 Plan to approximately 16,000 Sara Lee employees. The exercise price of the options equaled the average high and low sales prices of a share of Sara Lee common stock on the New York Stock Exchange on the date of grant per share. The options generally vest over three years after the date of grant and expire on April 27, 2010. As of July 2, 2005, no additional options may be granted under the Share 2003 Plan and approximately 440,000 shares remain reserved for issuance upon exercise of outstanding options.

PROPOSAL 4: STOCKHOLDER PROPOSAL REGARDING

SARA LEE’S CODE OF CONDUCT

The Comptroller of the City of New York, 1 Centre Street, New York, NY 10007-2341, as custodian and trustee of several New York City retirement and pension funds, has advised Sara Lee that such funds beneficially own more than 2.3 million shares of Sara Lee common stock and that it intends to present the following proposal for consideration at the Annual Meeting.

Stockholder Proposal

Whereas, Sara Lee Corporation currently has overseas operations, and

Whereas, reports of human rights abuses in the overseas subsidiaries and suppliers of U.S.-based corporations has led to an increased public awareness of the problems of child labor, “sweatshop” conditions, and the denial of labor rights in U.S. corporate overseas operations, and

Whereas, corporate violations of human rights in these overseas operations can lead to negative publicity, public protests, and a loss of consumer confidence which can have a negative impact on shareholder value, and

Whereas, a number of corporations have implemented independent monitoring programs with respected human rights and religious organizations to strengthen compliance with international human rights norms in subsidiary and supplier factories, and

Whereas, many of these programs incorporate the conventions of the International Labor Organization (ILO) on workplace human rights, and the United Nations’ Norms on the Responsibilities of Transnational Corporations with Regard to Human Rights (“UN Norms”), which include the following principles:

1. All workers have the right to form and join trade unions and to bargain collectively. (ILO Convention 135; UN Norms, section D9)

2. Workers representatives shall not be the subject of discrimination and shall have access to all workplaces necessary to enable them to carry out their representation functions. (ILO Conventions 87 and 98; UN Norms, section D9)

3. There shall be no discrimination or intimidation in employment. Equality of opportunity and treatment shall be provided regardless of race, color, sex, religion, political opinion, age, nationality, social origin or other distinguishing characteristics. (ILO Conventions 100 and 111; UN Norms, section B2).

4. Employment shall be freely chosen. There shall be no use of force, including bonded or prison labor. (ILO Conventions 29 and 105; UN Norms, section D5).

5. There shall be no use of child labor. (ILO Convention 138; UN Norms, section D6), and,

Whereas, independent monitoring of corporate adherence to these internationally recognized principles is essential if consumer and investor confidence in our company’s commitment to human rights is to be maintained,

Therefore, be it resolved that the shareholders request that the company commit itself to the implementation of a code of conduct based on the aforementioned ILO human rights standards and United Nations’ Norms on the Responsibilities of Transnational Corporations with Regard to Human Rights, by its international suppliers and in its own international production facilities, and commit to a program of outside, independent monitoring of compliance with these standards.

Board of Directors Statement in Opposition to the Stockholder Proposal

Sara Lee fully supports ethical business principles and human rights standards, and we believe that Sara Lee’s comprehensive Global Business Practices program and existing monitoring practices are effective in ensuring compliance with these standards. As a result, we believe that the Stockholder Proposal is unnecessary and would not be in the best interest of Sara Lee’s stockholders.

Sara Lee has a long-standing history of promoting workplace human rights and requiring its employees and its business partners to observe high standards of ethical conduct and business practices. Sara Lee developed and implemented its code of conduct, called the Global Business Standards, long before many other global manufacturers. Sara Lee’s Global Business Standards have been positively cited by organizations as diverse as the International Labor Organization, the United States Department of Labor, the World Bank and the United Nations Committee on Human Rights. We believe that our Global Business Practices program incorporates the standards contained in the proposal, and that our existing training and monitoring practices are effective in ensuring compliance with the program. For these reasons, we believe that modifying Sara Lee’s program to incorporate the specific standards and practices referenced in the proposal would not provide any added benefit beyond that already achieved by our existing Global Business Practices program.

Sara Lee’s Global Business Standards, which were adopted in 1997 and most recently updated in 2004, form the core of our Global Business Practices program. The Global Business Standards demonstrate Sara Lee’s unequivocal commitment to the prohibition of discrimination, harassment, intimidation and abuse in the work place; the fair treatment and compensation of all employees; the prohibition against the employment of children or forced labor; respect for employees’ lawful rights to freely associate; and the protection of employees’ health and the environment. All Sara Lee employees receive a copy of the Global Business Standards, which have been translated into a variety of languages. The Global Business Standards also are available on Sara Lee’s employee intranet and on its Web site at www.saralee.com. Sara Lee employees are required to comply with and report violations of the Global Business Standards, and are expressly prohibited from using a contractor or other third party to perform any act that is prohibited by the Standards or by law. Additionally, more than 2,000 key employees are required to annually certify that they are in compliance with the Standards and that they have reported all or are not aware of any violations.

Sara Lee maintains a rigorous training and monitoring program to ensure that all employees are aware both that the Global Business Standards must be complied with and that the Global Business Standards exist for their protection. Numerous Division Business Practices Committees monitor compliance within their respective businesses and report to Sara Lee’s Global Business Practices Officer and to a companywide Business Practices Committee, comprised of senior management. Detailed reports regarding compliance with the program are provided to the Audit Committee of Sara Lee’s Board of Directors. Additionally, Sara Lee maintains a telephone “hot line,” staffed by an independent, third-party firm, through which employees can report suspected violations of the Global Business Standards on a confidential basis. This hot line can be accessed worldwide on a toll-free basis, or via email, and is staffed 24 hours a day, seven days a week, and 365 days a year by trained third-party representatives.

Sara Lee’s commitment to promoting workplace human rights and compliance with applicable laws extends to its relationships with its business partners. Sara Lee strives to do business with those suppliers and subcontractors who embrace and demonstrate high standards of ethical business behavior. In addition, Sara Lee will not knowingly use suppliers who violate applicable laws or who engage in workplace abuse, such as child or forced labor, discrimination or use of corporal punishment. Sara Lee provides a copy of its Global Standards for Suppliers to all suppliers who have an ongoing or material business relationship with Sara Lee. The Global Standards for Suppliers contains all provisions of the Global Business Standards that are applicable to third party suppliers. Compliance with the Global Standards for Suppliers is ensured through Sara Lee’s monitoring program, which includes pre-production compliance audits and periodic facility inspections, performed by Sara Lee employees or independent monitoring firms, of all third-party finished goods manufacturers and co-packers.

Additionally, in its apparel operations, Sara Lee requires its facilities and the facilities of its strategic sewing contractors to be certified under the Worldwide Responsible Apparel Production (“WRAP”) standards. WRAP is an independent, factory certification program that utilizes only accredited, external monitors to ensure compliance with their standards. Among other things, the WRAP standards prohibit child and forced labor, discrimination and harassment or abuse, and require that employees’ lawful right to freedom of association and collective bargaining be recognized. To become WRAP certified, a facility must complete an exhaustive 70 page self-assessment and submit to an equally exhaustive independent audit, which typically takes 4-6 months. Once certified, each facility is then subject to random, unannounced WRAP audits. All of Sara Lee’s owned apparel facilities are WRAP certified.

We believe that modifying Sara Lee’s program to incorporate the specific standards contained in the proposal would not provide any added benefit beyond that already achieved by our existing Global Business Practices program and, in fact, would divert management’s focus away from our existing compliance program. Accordingly, we do not believe that implementation of the proposal would be in the best interests of Sara Lee stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 4.

PROPOSAL 5: STOCKHOLDER PROPOSAL REGARDING SARA LEE’S

SEVERANCE ARRANGEMENTS

The American Federation of Labor and Congress of Industrial Organizations, 815 Sixteenth Street, N.W., Washington, D.C. 20006, has advised Sara Lee that it beneficially owns 700 shares of Sara Lee common stock and that it intends to present the following proposal for consideration at the Annual Meeting.

Stockholder Proposal

Resolved:    Shareholders of the Sara Lee Corporation (the “Company”) urge the Board of Directors to seek shareholder approval for severance agreements with senior executives that provide benefits in an amount exceeding 2.99 times the sum of the executive’s average W-2 compensation over the preceding five years. This policy shall apply to existing severance agreements only if they can be legally modified by the Company, and will otherwise apply to all new severance agreements and renewals of existing agreements.

Supporting Statement

We believe our Company should adopt a policy either limiting the use of executive severance agreements or else submit these agreements for shareholder approval. Under the Company’s severance plans for corporate officers, a small number of top executives are entitled to lucrative severance packages that exceed 2.99 times average compensation, subject to certain conditions following a change in control.

In the event of a change in control, our Company’s Chief Executive Officer and Executive Vice Presidents may receive a severance benefit that includes a lump-sum equal to 3 times their base salary and bonus, fringe benefit plan coverage for 3 years, immediate vesting of all unvested equity awards, and a tax gross-up. These severance benefits are commonly known as golden parachutes.

We are concerned that golden parachutes can encourage senior executives to support a takeover that may not be in the best interest of long-term shareholders because executives will be generously rewarded if a takeover occurs. Moreover, we believe that golden parachute payments may reward underperformance leading up to a change in control and their cost may reduce the value ultimately received by shareholders.

Large golden parachutes can also have negative tax implications. Internal Revenue Code Section 280G limits the tax deductibility of golden parachutes if the severance payments generally exceed three times the executive’s average W-2 compensation over the preceding five years. In addition, under Internal Revenue Code Section 4999, golden parachute payments that exceed this level are subject to an “excess parachute payment” excise tax.

Our Company’s executive severance agreements provide extra “gross-up” payments for any golden parachute excise tax owed by its executives. According to the Journal of Accountancy, golden parachutes that include gross-up provisions can cost a company over $3 to pay $1 of benefits that exceed IRC Section 4999 limits, and the after-tax costs may be as high as $5 for every $1 of additional benefits (“Minimize Parachute Penalties,” October 2001). Moreover, we believe that it is inappropriate for our Company to pay for its executives’ tax liability.

Because it is not always practical to obtain prior shareholder approval, the Company would have the option, if it implemented this proposal, of seeking approval after the material terms of the agreement were agreed upon. Many investors including the California Public Employees Retirement System, the Council of Institutional Investors, and Institutional Shareholder Services generally favor requiring shareholder approval of these types of severance agreements.

Board of Directors Statement in Opposition to the Stockholder Proposal

Sara Lee concurs with the proponent that unreasonably large severance arrangements are inappropriate. However, Sara Lee believes that its current Severance Plans for corporate officers are not unreasonably large but instead are appropriate and advance the interest of its stockholders. As a result, Sara Lee believes that the stockholder proposal is unnecessary.

As described in this proxy statement under the caption “Executive Compensation — Severance Plan,” Sara Lee’s Severance Plans for corporate officers provide that, if an officer’s employment is terminated without cause, the officer will receive between 12 and 24 months of salary as severance payments. The actual amount of severance payments is determined based upon the officer’s position, length of service and age. A terminated officer also would receive partial payment under any incentive plans applicable to the fiscal year in which the termination occurs. At the discretion of Sara Lee’s Chief Executive Officer, the severance payments may (i) be increased by up to six months’ salary, if the terminated officer is 50 years of age or older, or up to three months’ salary, if the terminated officer is 40 to 49 years of age, and (ii) include an additional prorated portion of the terminated officer’s target annual incentive bonus for the severance period, provided that such payments do not exceed 50% of the maximum target annual incentive bonus. Severance payments terminate if the terminated officer becomes employed by a competitor of Sara Lee.

The Severance Plans also provide for severance pay and continuation of certain benefits if a corporate officer’s employment is terminated involuntarily within two years following a change in control, or within six months prior to a change in control. In that situation, all terminated officers (other than the Chief Executive Officer and Executive Vice Presidents) will receive two times their base pay (including salary and bonus). The Chief Executive Officer and any Executive Vice President will receive three times their base pay (including salary and bonus). Currently there are only four Executive Vice Presidents, and each of them has direct responsibility for one of Sara Lee’s lines of business or for a key corporate staff function. Terminated officers also will receive a pro-rated portion of their annual bonus based upon the target bonus rate in effect on the date of termination, and continuation of existing employee benefits during the severance period. In addition, all of the terminated officer’s options and restricted stock units would vest on the date the change of control is consummated. The current Severance Plans were adopted by the Compensation and Employee Benefits Committee, which is composed entirely of non-management directors, and we believe the Severance Plans are competitive with current market practices.

As stated in the current Severance Plans, the change in control provisions were adopted in order to: (i) assure Sara Lee of continuity of management in the event of an actual, possible or threatened change in control, (ii) induce corporate officers to remain in the employ of Sara Lee and (iii) attract and retain well-qualified executives. We believe that all of these objectives are in line with the best interest of Sara Lee stockholders. By providing severance payments as outlined by the current Severance Plans, Sara Lee is providing officers with financial security when their jobs may be threatened and protecting the interest of stockholders by keeping key employees focused on negotiating the best possible value for Sara Lee in a change of control of situation. It is especially critical to stockholders that the Chief Executive Officer and each Executive Vice President remain focused in a change in control situation so that they are able to deliver steady and objective advice when faced with the prospect of a change in Sara Lee’s ownership. In adopting the current Severance Plans, the Compensation and Employee Benefits Committee set the rate of two times (or three times in the case of the Chief Executive Officer and Executive Vice Presidents) base pay (including salary and bonus) in the context of the current market for executive talent among Sara Lee’s peer group of companies.

The stockholder proposal is not in the best interest of Sara Lee stockholders because it unnecessarily interferes with the ability of Sara Lee to effectively compete for talented executives and may result in increased costs to Sara Lee. Severance agreements are often an integral part of employment agreements for executives. Executives often incur relocation expenses and forfeit significant bonuses and equity awards in order to accept employment with a new company. Generally, an executive would not be willing to accept such risks without some protection in the event of their termination as a result of unanticipated changes, including a change in control. Requiring stockholder approval of severance agreements could put Sara Lee at a competitive disadvantage as compared to other similarly situated companies with no such requirement. The Compensation and Employee Benefits Committee must have the flexibility to negotiate with senior executives in order to fulfill its obligation to stockholders to recruit, motivate and retain the highest caliber of executive talent. Furthermore, the timing of stockholders’ meetings will not always coincide with negotiations between Sara Lee and senior executive candidates. Therefore, Sara Lee would be forced to incur great expense in order to hold a special meeting of stockholders.

Alternatively, as the proponent’s supporting statement suggests, Sara Lee could obtain stockholder approval after the material terms of the severance agreement were agreed upon. However, this alternative would require Sara Lee (i) to breach the severance agreement to the extent it is not approved by the stockholders or (ii) to avoid this result by entering into a severance agreement that is contingent upon stockholder approval, meaning the senior executive would not actually have the protection that he or she negotiated. In the latter circumstance, it is likely that a senior executive candidate would demand increased payments that are not tied to severance in order to make up for the potential loss of the severance payments if not approved by stockholders.

Sara Lee is aware of the potentially negative tax implications related to golden parachutes. For that reason the current Severance Plans were adopted to provide that in the event that any payments made in connection with a change in control would be subjected to the excise tax imposed by Section 4999 of the Internal Revenue Code, Sara Lee will make tax equalization payments with respect to the officer’s compensation for all federal, state and local income and excise taxes, and any penalties and interest. However, Sara Lee will only provide for a tax gross-up of severance payments if such officer’s “parachute payments” exceed three hundred thirty percent (330%) of such corporate officer’s “base amount” (as determined under Section 280G(b) of the Internal Revenue Code). Otherwise, the benefits provided to such officer that are classified as parachute payments shall be reduced such that the value of the total payments that such officer is entitled to receive shall be one dollar ($1) less than the maximum amount which such officer may receive without becoming subject to the tax imposed by Section 4999 of the Internal Revenue Code. In other words, Sara Lee will only make a “gross-up” payment in circumstances in which the value of the payment to the officer is greater than the after-tax costs to Sara Lee. We believe that Sara Lee’s assumption of these officers’ tax liability in these circumstances is appropriate as it is consistent with current market practices and is limited to situations in which the net economic value to Sara Lee is positive.

Finally, the Board of Directors is very aware of its responsibilities to Sara Lee stockholders. The Board is confident that in approving the current Severance Plans it has fulfilled these responsibilities. Accordingly, we do not believe that implementing stockholder proposal would be in the best interest of the Sara Lee stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 5.

PROPOSAL 6: STOCKHOLDER PROPOSAL REGARDING

SARA LEE’S RIGHTS AGREEMENT

William Steiner, 112 Abbottsford Gate, Piermont, NY 10968, has advised Sara Lee that he is the beneficial owner of 2,000 shares of Sara Lee common stock and that he intends to present the following proposal for consideration at the Annual Meeting.

Stockholder Proposal

Redeem or Vote Poison Pill

RESOLVED:    Shareholders request that our Board adopt a rule that our Board will redeem any current or future poison pill unless such poison pill is submitted to a shareholder vote, as a separate ballot item, as soon as may be practicable.

William Steiner, 112 Abbottsford Gate, Piermont, NY 10968 submitted this proposal.

Pills Entrench Current Management

“Poison pills prevent shareholders, and the overall market, from exercising their right to discipline management by turning it out. They entrench the current management, even when it’s doing a poor job. They water down shareholders’ votes and deprive them of a meaningful voice in corporate affairs.” — “Take on the Street” by Arthur Levitt, SEC Chairman, 1993-2001

Progress Begins with a First Step

I believe the reason to take the above RESOLVED step is reinforced by our directors’ vulnerability when compared to best practices in corporate governance. For instance in 2005 it was reported (and concerns are inserted):

•	The Corporate Library, an independent investment research firm in Portland, Maine, rated our company:

“D” in Board Effectiveness

“F” in Board Composition

“D” in CEO Compensation

•	Vernon Jordan was designated “problem director” by The Corporate Library because he served on the board of Xerox, which experienced serious governance-related difficulties in the past.

•	Richard Thomas was designated a “problem director” because he was the chairperson of the committee responsible for director nominations at our company, which received a Board Composition grade of ‘F’.

•	Our full board met only 6-times in a year, our audit committee 5-times, our compensation committee 3-times and our nomination committee 2-times — all commitment concerns.

•	Four directors were beyond 70-years of age.

•	Seven directors held 4 to 13 board seats — over-commitment concern.

•	Five directors had 16 to 29 years tenure — independence concern.

•	Up to an awesome 80% super majority shareholder vote was required to make certain key changes — entrenchment concern.

•	Our Board was criticized for being hampered by the sheer number of aging, long-tenured and over-committed directors.

•	Also several directors were at or near our company’s mandatory director retirement age with an obvious absence of any real director succession planning.

I believe the above slate of under-achievement practices reinforce the reason to adopt the above RESOLVED statement to help improve our corporate governance stature.

If a poison pill makes our stock difficult to sell — the value of our stock could suffer.

Board of Directors Statement in Opposition to the Stockholder Proposal

Sara Lee’s Board of Directors believes that (1) Sara Lee’s Rights Agreement serves an important corporate purpose, (2) independent research has shown that rights plans enhance value for stockholders, and (3) contrary to the assertions made in the stockholder proposal, Sara Lee has strong corporate governance. For these reasons, the Board unanimously recommends a vote AGAINST this stockholder proposal.

The Rights Agreement Serves an Important Purpose

The purpose of our Rights Agreement is to protect stockholders against potential abuses during a takeover attempt. Sara Lee believes our Rights Agreement would allow the Board of Directors to review a takeover proposal in a careful and rational manner in order to determine whether the Board believes the proposal adequately reflects the value of the company and is in the best interests of all of our stockholders. The Rights Agreement does not prevent potential purchasers from making offers, nor is it a deterrent to a stockholder’s initiation of a proxy contest. Instead, it encourages any potential purchaser to negotiate directly with the Board.

Sara Lee understands that stockholders have a justified interest in assuring that independent board members systematically review the Rights Agreement to confirm whether its existence continues to provide value to Sara Lee and its stockholders. For that reason, in June 2005, Sara Lee’s Board reviewed the Rights Agreement in the context of our Transformation plan, the current market environment and other factors. Based on that review, and taking into account the critical importance of the Transformation plan to the company’s future, the Board has concluded that the Rights Agreement helps protect the stability of the company during a period of change and is therefore an important part of our plan to increase stockholder value. Our independent directors will continue to evaluate the appropriateness of our Rights Agreement on a periodic basis as we move forward.

Sara Lee’s Board also does not believe that submitting the Rights Agreement to a stockholder vote would be in the best interest of all of Sara Lee’s stockholders. Such action could allow potential purchasers or short term investors to influence the outcome of the vote in a manner that would benefit their interests at the expense of other stockholders. In contrast, the Board of Directors has the responsibility to take the interests of all stockholders into account.

Rights Agreements Enhance Value for Stockholders

Contrary to the assertions made in the proposal, independent evidence suggests that rights plans actually enhance value for stockholders. Institutional Shareholder Services, Inc. (ISS), an independent advocate for good corporate governance, commissioned a study released in February 2004 designed to test the correlation between corporate governance and stockholder value. Not surprisingly, the study generally found that good corporate governance enhances company performance and stockholder value, which is entirely consistent with Sara Lee’s commitment to good corporate governance. The study also found that companies with strong anti-takeover defenses — including rights plans — achieved higher stockholder returns over three-, five- and ten-year periods; higher return on investment; higher profits; higher dividend payouts; and higher performance on a number of other key operating statistics.

Other studies have reached similar conclusions. Georgeson Shareholder Communications Inc., a nationally recognized proxy solicitor and investor relations firm, analyzed takeover data between 1992 and 1996 to determine whether rights plans had any measurable impact on stockholder value. Georgeson concluded that:

•	Premiums paid to acquire companies with rights plans were an average of eight percentage points higher than premiums paid to companies without rights plans;

•	Rights plans contributed an additional $13 billion in stockholder value in takeover situations over the study period, and stockholders of acquired companies without rights plans gave up $14.5 billion in potential premiums over the same period;

•	The presence of a rights plan did not increase the likelihood of withdrawal of a friendly takeover bid or the defeat of a hostile one; and

•	Rights plans did not reduce the likelihood of a company becoming a takeover target.

The Director of Corporate Programs at ISS has conceded that rights plans work, noting “companies with poison pills tend to get higher premiums on average than companies that don’t have pills.” The Wall Street Journal, January 29, 1999.

That rights plans increase stockholder returns is not merely an academic subject. The value of a rights plan in practice was on prominent display in the recent attempted hostile takeover of PeopleSoft, Inc. by Oracle Corp. Oracle’s original bid for PeopleSoft, $5.1 billion, was initially rejected by the PeopleSoft board. Armed with their full complement of anti-takeover devices, PeopleSoft ultimately was able to resist Oracle’s lower bids until PeopleSoft finally accepted a $10.3 billion offer from Oracle, resulting in significantly increased stockholder value.

For these reasons, rights plans have been adopted by a majority of the companies in the S&P 500 index.

Sara Lee Has Strong Corporate Governance

Sara Lee believes that sound principles of corporate governance are critical to the effective management and oversight of our company, and to gain and retain the trust of investors, employees, customers and suppliers. We therefore have a long standing commitment to best practices in this area. According to the corporate governance rankings prepared by ISS, Sara Lee outperforms 90.2% of the companies in the food, tobacco and beverage index and 55.6% of the companies in the S&P 500 Index. Our Board of Directors is experienced, knowledgeable and highly effective in carrying out its role and duties.

Our commitment to strong corporate governance is demonstrated by the fact that:

•	All of Sara Lee’s directors are independent other than our Chief Executive Officer and Chairman.

•	We have an independent presiding director.

•	All of Sara Lee’s directors are subject to re-election on an annual basis.

•	The Board evaluates its effectiveness and performance on an annual basis.

Contrary to the assertions in the proposal, our Corporate Governance Guidelines state “it is Sara Lee’s expectation that a Director shall serve on no more than five other public corporation boards of directors, not including the Sara Lee Board.” All of our current directors are in compliance with this guideline.

Conclusion

For the foregoing reasons, the Board of Directors continues to believe that the Rights Agreement helps ensure that the best interests of all stockholders are protected and that our Rights Agreement should be retained.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 6.

OTHER INFORMATION

Stockholder Proposals for the 2006 Annual Meeting

Sara Lee’s Bylaws provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, written notice containing the information required by the Bylaws generally must be delivered to the Secretary of Sara Lee, at Sara Lee’s principal executive offices, not later than 5:00 p.m. (Central Time) on the 90th day, and not earlier than the 120th day, prior to the first anniversary of the mailing of the notice for the preceding year’s annual meeting. Accordingly, a stockholder nomination or proposal intended to be considered at the 2006 Annual Meeting must be received by the Secretary on or after May 25, 2006, and prior to 5:00 p.m. (Central Time) on June 24, 2006. However, under the rules of the Securities and Exchange Commission, if a stockholder wishes to submit a proposal for possible inclusion in Sara Lee’s 2006 proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, we must receive it on or before May 25, 2006. All proposals must be in writing and should be mailed to Sara Lee Corporation, to the attention of Sara Lee’s Secretary, Roderick A. Palmore, 70 W. Madison Street, Chicago, Illinois 60602-4260. A copy of the Bylaws may be obtained from Mr. Palmore, Sara Lee’s Secretary, by written request to the same address. Sara Lee’s Bylaws are also available on its corporate Web site at www.saralee.com under the caption “Our Company.”

Sara Lee’s Annual Report on Form 10-K

A copy of Sara Lee’s Annual Report on Form 10-K for the fiscal year ended July 2, 2005, as filed with the Securities and Exchange Commission, will be sent to any stockholder without charge upon written request addressed to Sara Lee Corporation, to the attention of the Investor Relations Department, 70 W. Madison Street, Chicago, Illinois, 60602-4260, or by calling (312) 558-4947. You also may obtain our Annual Report on Form 10-K over the Internet at the Securities and Exchange Commission’s Web site, www.sec.gov.

Expenses of Solicitation

This solicitation is being made by mail, but may also be made by telephone or in person by Sara Lee officers and employees (without additional compensation). In addition, we have hired Morrow & Co., Inc. for $14,000 plus associated costs and expenses, to assist in the solicitation. Sara Lee will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

Appendix A

CATEGORICAL STANDARDS FOR DETERMINING DIRECTOR INDEPENDENCE

Excerpt of Sara Lee’s Corporate Governance Guidelines

Definition of What Constitutes Independent Directors

No Director will qualify as an independent Director of Sara Lee unless the Board has affirmatively determined that the Director meets the standards for being an independent director established from time to time by the New York Stock Exchange (“NYSE”), the U.S. Securities and Exchange Commission and any other applicable governmental and regulatory bodies. To be considered independent under the rules of the NYSE, the Board must affirmatively determine that a Director has no material relationship with Sara Lee (either directly or as a partner, shareholder or officer of an organization that has a relationship with Sara Lee). To assist it in determining each Director’s independence in accordance with the NYSE’s rules, the Board has established guidelines, which provide that a Sara Lee Director will be deemed independent unless:

(i)	within the preceding three years, the Sara Lee Director was an employee, or an immediate family member of the Director was an executive officer, of Sara Lee;

(ii)	within the preceding three years, the Sara Lee Director received during any twelve-month period more than $100,000 in direct compensation from Sara Lee, or an immediate family member of the Director received during any twelve-month period more than $100,000 in direct compensation for services as an executive officer of Sara Lee, excluding director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iii)	(A) the Sara Lee Director or an immediate family member of the Sara Lee Director is a current partner of a firm that is Sara Lee’s internal or independent auditor; (B) the Sara Lee Director is a current employee of such a firm; (C) an immediate family member of the Sara Lee Director is a current employee of such a firm and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the Sara Lee Director or an immediate family member of the Sara Lee Director was, within the last three years (but is no longer), a partner or employee of such a firm and personally worked on Sara Lee’s audit within that time;

(iv)	within the preceding three years, a Sara Lee executive officer served on the board of directors of a company that, at the same time, employed the Sara Lee Director, or an immediate family member of the Director, as an executive officer;

(v)	the Sara Lee Director is a current executive officer or employee, or an immediate family member of the Sara Lee Director is a current executive officer, of another company that made payments to or received payments from Sara Lee for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or two percent (2%) of such other company’s consolidated gross revenues;

(vi)	the Sara Lee Director serves as an officer, director or trustee of a charitable organization, and discretionary charitable contributions by Sara Lee and the Sara Lee Foundation to such organization, in the aggregate in any one year, exceed the greater of $1 million, or two percent (2%) of that organization’s total annual charitable receipts (and “discretionary charitable contributions” shall include corporate cash contributions (including support for benefit events), grants from the Sara Lee Foundation, Matching Grants under the Sara Lee Foundation’s Matching Grants Program, and product donations); or

(vii)	the Sara Lee Director is an executive officer of another company which is indebted to Sara Lee, or to which Sara Lee is indebted, and the total amount of either company’s indebtedness to the other is

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more than two percent (2%) of the total consolidated assets of the company the Sara Lee Director serves as an executive officer.

For purposes of these guidelines, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home, and references to “Sara Lee” include all subsidiaries and divisions that are consolidated with Sara Lee Corporation.

The Board annually will review all commercial and charitable relationships between its Directors and Sara Lee to determine whether the Directors meet these categorical independence tests. If a Director has a relationship with Sara Lee that is not covered by these independence guidelines, those Sara Lee Directors who satisfy such guidelines will consider the relevant circumstances and make an affirmative determination regarding whether such relationship is material or immaterial, and whether the Director would therefore be considered independent under the NYSE’s rules.

Sara Lee will disclose in its proxy statement (a) the basis for any Board determination that a relationship was immaterial despite the fact that it did not meet the categorical independence tests of immateriality set forth above, and (b) any charitable contributions made by Sara Lee or the Sara Lee Foundation to any charitable organization in which a Sara Lee Director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million, or two percent (2%) of such charitable organization’s consolidated gross revenues.

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Appendix B

SARA LEE CORPORATION

2005 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

This 2005 International Employee Stock Purchase Plan (herein called the “Plan”) provides eligible employees of Sara Lee Corporation, a Maryland corporation (herein called the “Corporation”) and its Subsidiaries a continual opportunity to purchase common stock of the Corporation.

1.	Definitions.

a)	“Board” means the Board of Directors of the Corporation.

b)	“Committee” means the Compensation and Employee Benefits Committee of the Board.

c)	“Plan” means the Sara Lee Corporation 2005 International Employee Stock Purchase Plan, as amended from time to time. The Plan is a product of the merger and continuation of the Sara Lee Corporation Employee Stock Purchase Plan (as Amended and Restated Effective August 25, 1994) (the “ESPP”) and the Sara Lee Corporation International Employee Stock Purchase Plan (the “IESPP”, and collectively with the ESPP, the “Predecessor Plans”) effective August 25, 2005 (the “Effective Date”) so that Shares previously authorized under the IESPP could be used to satisfy Share prior and future purchases under the ESPP.

d)	“Country Plan” means the detailed rules specific to a country set forth in a supplement to the Plan. The Plan document will govern in the event of any discrepancy between it and any Country Plan. On and after the Effective Date, additional Country Plans shall be approved by the Committee.

e)	“Subsidiary” or “Subsidiaries” means any corporation or entity of which the Corporation owns directly or indirectly, at least 50% of the total voting power or in which it has at least a 50% economic interest (or such higher percentage as set forth in a Country Plan), and which is authorized to participate in the Plan.

f)	“Participant” means an employee of the Corporation or Subsidiary who voluntarily enrolls in a Country Plan.

g)	“Shares” mean shares of Sara Lee Corporation common stock, par value $.01 per share.

2.	Shares Subject to the Plan. The Corporation previously made 62 million Shares available for purchase under the Predecessor Plans prior to the Effective Date. After the Effective Date, any Shares under the Predecessor Plans that have not been issued, shall no longer be authorized or reserved for issuance under the Predecessor Plans or under the Plan and, going forward, 3,500,000 Shares shall be available under the Plan. Such available Shares shall be from authorized but unissued Shares or from Shares reacquired from time to time. Authorized Shares may be allocated among any of the Country Plans forming part of the Plan as the Committee, acting in its discretion, shall determine.

3.	Eligible Employees. Employees eligible to participate in the Plan shall be set forth in each Country Plan.

4.	Participation in the Plan. An eligible employee may participate voluntarily, by completing and submitting the appropriate form at designated times, according to the applicable Country Plan procedures. Such form may authorize payroll deductions from the employee’s pay, or some other means of contributions received from employees (defined according to local procedures). An employee may actively participate in only one Country Plan at a time.

5.	Purchase Price. The purchase price of the Shares shall be determined in accordance with the terms of each Country Plan.

6.	Number of Shares Purchasable. No Participant may be permitted to acquire more than $25,000 worth of Shares under the Plan per year (with such limit being measured using the Purchase Price set forth in the applicable Country Plan). This limit shall be monitored by the Committee or its delegate(s).

7.	Employee Accounts/Shares Acquired. Subsidiaries shall maintain payroll deduction accounts for Participants, where applicable. Shares which are purchased pursuant to the Plan shall be recorded on the stock transfer records of the Corporation in book entry form; no stock certificates will be issued unless the Participant requests a stock certificate to be issued. Share ownership shall be in the Participant’s name, or if specified on the Participant’s Authorization Form, in the Participant’s name and the name of another person of legal age as joint tenants with right of survivorship. As deemed appropriate by the Committee acting in its discretion, and consistent with the terms of the Country Plans, Participants shall receive periodic statements detailing their account balances.

8.	Changes in Participation. Subject to rules set forth in each Country Plan (and consistent with otherwise applicable Plan limitations), a Participant may change the amount of his or her payroll deduction or contributions pursuant to administrative rules established by the Committee.

9.	Termination of Participation. Subject to rules set forth in each Country Plan, Participant, at any time and for any reason, may voluntarily terminate participation in the Plan by written notification of withdrawal delivered to the appropriate office pursuant to administrative rules established by the Committee. A Participant’s participation in the Plan shall be involuntarily terminated by his/her employer upon termination of employment for any reason, or upon the Participant no longer being eligible for participation. In the event of a Participant’s voluntary or involuntary termination of participation in the Plan, no payroll deduction shall be taken from any pay due thereafter; and at the election of such Participant or Participant’s estate, as the case may be, the balance in the Participant’s account shall be paid either to the Participant or the Participant’s estate, or shall be retained to purchase Shares in accordance with normal procedures. Except as provided above, a Participant may not withdraw any credit balance in the Participant’s payroll deduction account, in whole or in part.

10.	Rights as a Stockholder. Rights or privileges as a stockholder of the Corporation, with respect to Shares acquired under the Plan, shall become effective as of the date of record of ownership.

11.	Dividends. Participants shall be invited to enroll in the Corporation’s automatic dividend reinvestment plan (unless such enrollment is automatic pursuant to the applicable Country Plan).

12.	Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent, and are exercisable during the Participant’s lifetime only by the Participant.

13.	Application of Funds. All funds received or held by the Corporation under the Plan may be used for any corporate purposes.

14.	Adjustments in Case of Changes Affecting Shares. In the event of a subdivision of outstanding Shares, or the payment of a stock dividend, the number of Shares approved for the Plan shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Committee. In the event of any other change affecting the Corporation’s common stock, such adjustment shall be made as may be deemed equitable by the Committee to give proper effect to such event.

15.

Administration of Plan.    The Plan and the detailed Country Plans shall be administered by the Committee. The Committee shall have authority to make rules and regulations for the administration of the Country Plans including when and how purchases shall be made, and its interpretations and decisions with regard thereto shall be final and conclusive. The Committee also have the authority to adopt additional Country Plans after the Effective Date. The Committee shall have authority to delegate ministerial tasks related to the Plan and the Country Plans to the Corporation’s Human Resources and Shareholder Accounting Departments and the Human Resources Departments of Subsidiaries which employ Participants.

16.	Amendments to Plan. The Board, at any time, or from time to time, may amend, suspend, or terminate the Plan or any of the Country Plans, provided, however, that except to conform the Plan or any Country Plan to the requirements of local legislation, no amendment shall be made (i) withdrawing the administration of the Plan or Country Plans from the Committee, or (ii) permitting any rights under the Plan to be granted to any employee who is a member of the Committee administering the Plan.

17.	Termination of Plan. The Plan shall terminate upon the termination of the Plan by the Board or when no more Shares remain to be acquired under the Plan, whichever occurs first. Upon the termination of the Plan, all remaining credit balances from authorized payroll deductions in Participants’ accounts shall be returned to such Participants.

18.	Governmental Regulations. The Corporation’s obligation to sell and deliver Shares under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

ADMISSION TICKET (Not Transferable)

2005 ANNUAL MEETING OF STOCKHOLDERS

11:00 a.m. (local time), October 27, 2005

Hilton Houston Post Oak

2001 Post Oak Boulevard

Houston, Texas

Please present this admission ticket in order to gain admittance to the meeting. This ticket admits only the stockholder listed on the reverse side and is not transferable.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Sara Lee Corporation will be held on Thursday, October 27, 2005, at 11:00 a.m. (CDT), at the Hilton Houston Post Oak, 2001 Post Oak Boulevard, Houston, Texas. Stockholders owning shares at the close of business on September 1, 2005, are entitled to attend and vote at the meeting. Stockholders will vote on the election of eleven members of the board of directors, vote on the ratification of Sara Lee’s independent registered public accountants for the 2006 fiscal year, vote on the approval of the Sara Lee Corporation 2005 International Employee Stock Purchase Plan, vote on three stockholder proposals and transact such other business as may properly come before the meeting.

Δ DETACH PROXY CARD HERE Δ

SARA LEE CORPORATION

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING, OCTOBER 27, 2005

The undersigned holder of common stock of Sara Lee Corporation, a Maryland corporation (the “Company”), hereby appoints C. Steven McMillan and Roderick A. Palmore, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Stockholders of the Company to be held at the Hilton Houston Post Oak, 2001 Post Oak Boulevard, Houston, Texas, on October 27, 2005, at 11:00 a.m. (CDT), and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed. If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for director, “FOR” proposals 2 and 3, and “AGAINST” proposals 4, 5 and 6, each of which is set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting and any adjournment or postponement thereof.

Comments:
(If you noted any Comments above, please mark corresponding box on the reverse side.)

SARA LEE CORPORATION 70 WEST MADISON STREET THREE FIRST NATIONAL PLAZA CHICAGO, IL 60602-4260

THREE WAYS TO PROVIDE VOTING INSTRUCTIONS!

Providing voting instructions by Internet or telephone is convenient and saves money. Instructions also may be provided by mail.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have this proxy card in hand, access the web site and follow the instructions to obtain the applicable records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have this proxy card in hand at the time of the call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date this proxy card and return it in the enclosed postage-paid envelope or return it to Sara Lee Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

SAVINGS PLAN SHARES If shares of Sara Lee common stock are held in any of Sara Lee’s retirement or savings plans, votes for those shares must be received by 5:00 P.M. Eastern Time on October 24, 2005.

If voting instructions are provided by Internet or phone, please do not mail this form.

THANK YOU

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

SLEEC 1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SARA LEE CORPORATION The Board of Directors recommends a vote FOR each of the nominees for director, FOR proposals 2 and 3, and AGAINST proposals 4, 5 and 6.

1. Election of eleven Directors 01) B. Barnes 02) J.T. Battenberg III 03) C. Coker 04) J. Crown 05) W. Davis 06) L. Koellner	07) C. van Lede 08) I. Prosser 09) R. Ridgway 10) R. Thomas 11) J. Ward				For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below. ______________________

		For	Against	Abstain
Vote On Proposals

2. Ratification of the appointment of PricewaterhouseCoopers LLP as Sara Lee’s independent registered public accountants for fiscal 2006.		☐	☐	☐

Each of the foregoing proposals is more fully described in the accompanying proxy statement.

The Proxy holder may vote and otherwise represent the undersigned on any other matter which may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder.

3. To vote on approval of the 2005 International Employee Stock Purchase Plan.		☐	☐	☐	NOTE: Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as officer, executor, administrator, attorney, trustee or guardian, or in any other legal capacity, please give your full title(s) under signature(s).

4. To vote on a stockholder proposal regarding Sara Lee’s Code of Conduct.		☐	☐	☐

5. To vote on a stockholder proposal regarding Sara Lee’s severance arrangements.		☐	☐	☐

6. To vote on a stockholder proposal regarding Sara Lee’s Rights Agreement.		☐	☐	☐

For written comments, please check this box and write them on the back where indicated				☐				Yes	No

		Yes	No		Please indicate if you plan to attend this meeting.			☐	☐
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date